UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hayward Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

HAYWARD
SINCE 1925

2025 Notice of Annual Meeting of Stockholders & Proxy Statement

HAYWARD | 100
SINCE 1925

April 4, 2025

To the Stockholders of Hayward Holdings, Inc.:

You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Hayward Holdings, Inc. (the “Company”), to be held virtually via live webcast on Thursday, May 22, 2025, at 8:00 a.m. Eastern Time. You can attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HAYW2025.

Our decision to hold the Annual Meeting virtually is driven by our commitment to enhancing accessibility and enabling attendance for all stockholders. This format not only reduces costs but also lessens the environmental footprint traditionally linked with physical meetings.

During the Annual Meeting you will be asked to (i) elect as directors the three nominees identified in the accompanying proxy statement to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified; (ii) approve, on an advisory basis, the compensation of our named executive officers; (iii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and (iv) transact such other business as may properly come before the Annual Meeting or any postponements, adjournments, or continuations thereof.

Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented and voted. For your convenience, you can vote promptly and submit your proxy via the internet, by telephone, or by completing and mailing a proxy card. Instructions on how to vote are found in the “Q&A—How do I Vote” section of the Proxy Statement.

Lastly, I would like to acknowledge and thank Christopher Bertrand for his service and contributions to our Company as a member of our board of directors. Mr. Bertrand is not standing for reelection as a director at the end of his current term at the Annual Meeting. The Company has benefited from his experience and expertise, and we express our sincere appreciation for his leadership since he became a director in October 2020.

On behalf of the Company and the Board of Directors, we thank you for your continued support and investment in Hayward Holdings, Inc. We look forward to your participation in the Annual Meeting.

Sincerely,

Kevin P. Holleran

President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2025	8:00 AM ET	Virtual meeting at www.virtualshareholdermeeting.com/HAYW2025

You can attend and participate in the 2025 annual meeting of stockholders of Hayward Holdings, Inc. (the “Annual Meeting”) online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HAYW2025. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to access the Annual Meeting platform.

MEETING AGENDA

1.    Elect three nominees identified in the accompanying proxy statement as Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified.

2.    To approve, on an advisory basis, the compensation of our named executive officers;

3.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

4.    To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments, or continuations thereof.

RECORD DATE

Our Board of Directors has fixed the close of business on March 24, 2025, as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of common stock that you own represents one vote for each of the matters to be acted upon at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

MATERIALS FOR REVIEW

We are again electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the U.S. Securities and Exchange Commission. Stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred. We encourage you to review these materials in preparation for the Annual Meeting.

WAYS TO VOTE

Stockholders may vote in advance of the Annual Meeting:

●     By internet at www.proxyvote.com

●     By toll-free telephone at 1-800-690-6903

●     By completing and mailing your proxy card (if you received printed proxy materials) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717

Voting at the Annual Meeting:

●     By attending the virtual meeting

●     If you previously voted, you may still vote online at the Annual Meeting

By order of the Board of Directors,

Susan M. Canning

Senior Vice President, Chief Legal Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy as soon as possible by following the voting procedures described in these proxy materials.

TABLE OF CONTENTS
PROXY SUMMARY	1
Questions and Answers About the Proxy Materials and Our Annual Meeting	6
Why are you holding a virtual Annual Meeting and how can stockholders attend?	6
What matters am I voting on and how does the Board of Directors recommend that I vote?	6
Who is entitled to vote?	6
Who are stockholders of record?	6
Who are street name stockholders?	6
How many votes are needed for approval of each proposal?	7
What is a quorum?	7
How do I vote?	7
Can I change or revoke my vote?	8
What is the effect of giving a proxy?	8
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	8
How are proxies solicited for the Annual Meeting?	8
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?	8
Where can I find the voting results of the Annual Meeting?	8
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	9
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?	9
How can I access the bylaws?	10
BOARD OF DIRECTORS	11
Board of Directors Composition	11
Information Regarding Directors and Nominees	12
Nominees for Director	13
Continuing Directors	14
PROPOSAL NO. 1 ELECTION OF DIRECTORS	16
Nominees	16
Vote Required; Recommendation of the Board of Directors	16
CORPORATE GOVERNANCE	17
Corporate Governance Overview and Fiscal Year 2024 Highlights	17
Sustainability at Hayward	17
Board Leadership	18
Director Independence	18
Meetings of the Board of Directors	18
Board Committees	18

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PROXY SUMMARY

You are receiving this proxy statement and the accompanying form of proxy in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of Hayward Holdings, Inc., a Delaware corporation, for use at the 2025 annual meeting of stockholders (the “Annual Meeting”) and any postponements, adjournments, or continuations thereof. In this proxy statement, the terms “Hayward,” “the Company,” “we,” “us” and “our” refer to Hayward Holdings, Inc. “Fiscal Year 2024” refers to the year ended December 31, 2024. The mailing address of our principal executive offices is 1415 Vantage Park Drive, Suite 400, Charlotte, North Carolina 28203.

This Proxy Summary highlights information related to our Annual Meeting, corporate governance, executive compensation, and Fiscal Year 2024 financial performance. For more information about these topics, please see the more detailed sections of this proxy statement and our annual report to stockholders for Fiscal Year 2024 (the “2024 Annual Report”).

THE ANNUAL MEETING

2025 Annual Meeting of the Stockholders

Thursday, May 22, 2025

8:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/HAYW2025

Record Date: March 24, 2025

For more information about how to vote on the proposals and attend and participate in the Virtual Annual Meeting, see “Questions and Answers About the Proxy Materials and Our Annual Meeting” in this proxy statement.

VOTING MATTERS AND BOARD OF DIRECTORS RECOMMENDATIONS

PROPOSALS	FOR MORE INFORMATION	BOARD OF DIRECTORS RECOMMENDATION
PROPOSAL NO. 1 Election of three nominees identified in this proxy statement as Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified.	16	FOR each nominee
PROPOSAL NO. 2 Approval, on an advisory basis, of the compensation of our named executive officers.	26	FOR
PROPOSAL NO. 3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	52	FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

On April 4, 2025, proxy materials or a Notice of Internet Availability for the Annual Meeting (the “Notice”) were first made available on the internet at www.proxyvote.com and mailed to our stockholders.

OVERVIEW OF HAYWARD FOR 2024

✓	Global leader in pool and outdoor living technology with a highly recognized brand
✓	Strong, recurring aftermarket sales driven by one of the largest installed bases in the world
✓	Energy-efficient and more environmentally sustainable products catering to increased focus on outdoor living
✓	Industry-leading smart home technology (Omni) for increased pool owner connectivity and automation

(1)	Aftermarket sales represent the ongoing repair, replacement, remodeling and upgrading of equipment for existing pools.

* For nominated and continuing directors

OVERVIEW OF 2024 EXECUTIVE COMPENSATION

Our Named Executive Officers (“NEOs”)

Named Executive Officer	Position
Kevin Holleran	President, Chief Executive Officer
Eifion Jones	Senior Vice President, Chief Financial Officer
John Collins	Senior Vice President, Chief Commercial Officer
Susan Canning	Senior Vice President, Chief Legal Officer and Corporate Secretary
Eric Sejourne	Senior Vice President, Chief Global Operations Officer

Our Compensation Philosophy and Key Practices

Attract and Retain Top Executive Talent	Align Corporate and Financial Objectives	Align Long-Term Interests of Executives and Stockholders	Drive Market-Leading Performance

Base Salary Provides the level of market-based compensation to attract, retain and recognize talent in key roles required for the operation of the Company	Stock Ownership Guidelines Maintain robust stock ownership guidelines to strengthen the alignment of interests between our NEOs and our stockholders

Annual Incentive Plan

Provides short-term incentives directly linked to achievement of the Company’s financial and operational performance; compensation committee also may award discretionary bonuses to our NEOs in recognition of their contributions during the year

Change-in-Control Provisions “Double trigger” severance benefits for NEOs in the event of termination following a change-in-control
Long-Term Incentives Aligns the long-term financial interests of NEOs and stockholders	No Pledging or Hedging NEOs are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock
Independent Compensation Consultant Engaged an independent compensation consultant to advise our compensation committee and management	Benefits and Perquisites No excessive perquisites or special benefits for NEOs
Peer Group Benchmarking Benchmark to compensation peer group to evaluate NEO compensation relative to competitive pay market standards	Incentive-Based Compensation Clawback Policy Maintain an incentive-based compensation clawback policy, which reinforces our commitment to our business objectives

Our Key Executive Compensation Elements and Mix

Compensation Element	Base Salary	Bonus	Equity
Form of Delivery	Cash	Cash	RSUs	PSUs
Performance Emphasis	Short-term		Long-term
Performance Measures/ Value Realization	Fixed component of compensation for services provided to the Company	Adjusted EBITDA Revenue (Net Sales) Cash Conversion Cycle	Value based on HAYW stock price on vesting dates	Adjusted EBITDA Margin Gross Profit Margin Return on Gross Invested Capital TSR
Performance/Vesting Period	Ongoing	One year	Generally vest annually over three years	Vest at the end of three-year period, with performance (other than with respect to TSR) measured generally over a one-year period
Payout Determination	Primarily benchmarked against Peer Group, reflecting the executive’s skill set, experience, role and responsibilities	Primarily based on level of achievement against financial and operational goals, and may include discretionary bonus to recognize individual contributions	Completion of continued service through each vesting date	Based on level of achievement against performance goals and continued service through performance period and vesting date

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “questions and answers” format below is for your convenience only and summarizes certain of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

WHY ARE YOU HOLDING A VIRTUAL ANNUAL MEETING AND HOW CAN STOCKHOLDERS ATTEND?

We will be hosting the Annual Meeting via live webcast only. We believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs, and enable improved communication. It also reduces the environmental impact of our Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/HAYW2025 with your 16-digit control number included in the Notice if you are a stockholder of record of shares of common stock (or on your proxy card if you are a stockholder of record and requested paper copies of the Annual Meeting materials), or included with your voting instructions received from your broker, bank, or other nominee if you are a street name stockholder, as described below.

The Annual Meeting live webcast will begin promptly at 8:00 a.m., Eastern Time, on Thursday, May 22, 2025. Stockholders may vote and submit questions while attending the meeting online. We encourage you to join the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Eastern Time. Participants should allow plenty of time to log in and confirm that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number: 844-986-0822 (U.S.) or +1-303-562-9302 (international).

WHAT MATTERS AM I VOTING ON AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
PROPOSAL NO. 1
Election of three nominees identified in this proxy statement as Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified.	FOR each nominee
PROPOSAL NO. 2 Approval, on an advisory basis, of the compensation of our named executive officers.	FOR
PROPOSAL NO. 3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	FOR

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Holders of our common stock, par value $0.001 (our “common stock”), as of the close of business on the Record Date will be entitled to one vote for each share of our common stock held by them on the Record Date with respect to all matters to be acted upon at the Annual Meeting. As of the Record Date, there were 216,189,708 shares of our common stock outstanding and entitled to be voted at the Annual Meeting, which does not include 28,666,369 shares held by the Company in treasury.

WHO ARE STOCKHOLDERS OF RECORD?

If shares of our common stock are registered directly in your name with our transfer agent Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

WHO ARE STREET NAME STOCKHOLDERS?

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the virtual Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

PROPOSAL NO. 1

Election of three nominees identified in this proxy statement as Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified.

Our certificate of incorporation and bylaws state that, to be elected, a nominee must receive a plurality of the votes cast, which means that the nominees that receive the highest number of votes of the shares present in person (by means of remote communication) or represented by proxy and entitled to vote on the election of directors at the Annual Meeting “FOR” are elected as directors. Broker non-votes will have no effect on this proposal. Our Corporate Governance Guidelines further state that, in the event of an uncontested director election (such as this director election), where the votes “WITHHELD” from a director nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to submit his or her resignation to the Board of Directors for its consideration. The Board will then have the opportunity to determine whether to accept or reject such tendered resignation.
PROPOSAL NO. 2 Approval, on an advisory basis, of the compensation of our named executive officers.	Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking an advisory vote from our stockholders to approve the compensation of our named executive officers for Fiscal Year 2024, as disclosed in this proxy statement. This proposal requires the affirmative vote of a majority of the votes cast on the matter affirmatively or negatively. Abstentions and broker non-votes will have no effect on this proposal. This vote is not binding upon the Company, our Board or the compensation committee. Nevertheless, the Board and the compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions regarding the Company’s named executive officers.
PROPOSAL NO. 3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) requires the affirmative vote of a majority of the votes cast on the matter affirmatively or negatively. Abstentions will have no effect on this proposal. Stockholder ratification of the appointment of PwC is not required by the Company’s bylaws, but if the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PwC.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

WHAT IS A QUORUM?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our bylaws and Delaware law. The presence in person (by means of remote communication) or represented by proxy of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote on a matter at the Annual Meeting will constitute a quorum for that matter at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

HOW DO I VOTE?

If you are a stockholder of record, there are four ways to vote:

●	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 21, 2025 (have your Notice or proxy card in hand when you visit the website);

●	By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 21, 2025 (have your Notice or proxy card in hand when you call);

●	By completing and mailing your proxy card (if you received printed proxy materials) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 to be received by 8:00 a.m. Eastern Time on May 22, 2025; or

●	By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/HAYW2025, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. If you previously voted via the Internet (or by telephone or mail), you may still vote online at the Annual Meeting.

Voting via the internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Voting early will help avoid additional solicitation costs and will not prevent you from voting electronically during the Annual Meeting if you wish to do so.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

CAN I CHANGE OR REVOKE MY VOTE?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time by:

●	Entering a new vote by Internet or by telephone before the Annual Meeting;

●	Delivering a written notice of revocation or completing and returning a later-dated proxy card before 8:00 a.m. Eastern Time on May 22, 2025 to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; or

●	Attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

WHAT IS THE EFFECT OF GIVING A PROXY?

Proxies are solicited by and on behalf of our Board of Directors. Kevin Holleran (our President and Chief Executive Officer) and Susan Canning (our Senior Vice President, Chief Legal Officer and Corporate Secretary) have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our 2024 Annual Report, primarily via the Internet. The Notice containing instructions on how to access this proxy statement and our 2024 Annual Report is first being mailed on or about April 4, 2025 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the cost of our Annual Meeting.

HOW ARE PROXIES SOLICITED FOR THE ANNUAL MEETING?

The Company is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending the Notice and our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

HOW MAY MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES IF I FAIL TO PROVIDE TIMELY DIRECTIONS?

Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Absent direction from you, your broker, bank or other nominee will not have discretion to vote on the election of directors or the stockholder advisory vote to approve the compensation of the NEOs. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non-votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, the Notice, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and Annual Report or Notice. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report to stockholders or Notice for each stockholder sharing the same address, please contact your broker, bank or other nominee.

You may also obtain a separate proxy statement or Annual Report or Notice without charge by sending a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge’s Householding Department at 866-540-7095. Additional copies of the proxy statement or Annual Report or Notice will be sent promptly upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report or Notice can request delivery of a single copy of future proxy statements or annual reports or Notices of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Broadridge Householding Department at the address above or by calling 866-540-7095.

WHAT IS THE DEADLINE TO PROPOSE STOCKHOLDER ACTIONS AND DIRECTOR NOMINATIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

Rule 14a-8 Stockholder Proposals

As prescribed by Rule 14a-8 under the Exchange Act, qualifying stockholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our Corporate Secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act. Provided that the 2026 annual meeting of stockholders is not held more than 30 days from the first anniversary of the Annual Meeting, the applicable deadline will be December 5, 2025. Stockholder proposals should be addressed to: Hayward Holdings, Inc., Attention: Corporate Secretary, at the mailing address of our principal executive offices.

If a stockholder who has notified us of his, her or its intention to present a Rule 14a-8 stockholder proposal at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded, and we are not required to present the proposal for a vote at such annual meeting.

Advance Notice Stockholder Proposals

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our certificate of incorporation, our bylaws and applicable laws, rules and regulations. Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, among other requirements specified therein, (i) the stockholder must be a stockholder of record at the time of the giving of the notice and at the time of the meeting, (ii) the stockholder must be entitled to vote at, and must be present at, the meeting, (iii) the business must be a proper matter for stockholder action and (iv) the stockholder must give timely written notice to our Corporate Secretary, and the notice must contain the information specified in our bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices at the address listed above:

●	not earlier than the close of business on 120 days prior to the anniversary of the Annual Meeting (January 22, 2026); and

●	not later than the close of business 90 days prior to the anniversary of the Annual Meeting (February 21, 2026).

In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received on or before ten days after the day on which the date of the 2026 annual meeting is first disclosed in a public announcement.

If a stockholder who has notified us of his, her or its intention to present an advance notice stockholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting, notwithstanding that proxies in respect of such vote may have been received by us.

You are advised to review our bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2026 annual meeting of stockholders, we intend to file a proxy statement and white proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

HOW CAN I ACCESS THE BYLAWS?

A copy of our amended bylaws is available via the SEC’s website at www.sec.gov. as Exhibit 3.1 to our Current Report on Form 8-K filed on January 13, 2023. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS

BOARD OF DIRECTORS COMPOSITION

We are managed under the direction of our Board, which is currently composed of ten members. The authorized number of directors comprising our Board may not be less than three or more than fifteen, with the actual number to be fixed from time to time by resolution of our Board, subject to the terms of our certificate of incorporation and bylaws. The general expectation is that the Board will consist of approximately nine directors, although the Board will periodically review the appropriate size of the Board and mix of directors serving on the Board. Effective as of the commencement of the Annual Meeting, the size of our Board will be reduced to nine members and the size of Class I will be reduced to three directors.

Our certificate of incorporation provides for a Board comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Generally, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our certificate of incorporation also provides that the number of directors serving in the three classes is to be as nearly equal as possible. At the 2024 annual meeting of stockholders, we rebalanced the classes of directors, achieving an equal distribution of directors among classes. Our three director classes of Board are comprised as follows:

●	Our Class I directors are Christopher Bertrand, Ronald Keating, Lawrence Silber and Edward Ward. Mr. Keating, Mr. Silber, and Mr. Ward are standing for re-election to our Board at the Annual Meeting. Mr. Bertrand is not being nominated for re-election.

●	Our Class II directors are Kevin Brown, Arthur Soucy and Lori Walker, and their terms will expire at the annual meeting of stockholders to be held in 2026.

●	Our Class III directors are Diane Dayhoff, Stephen Felice and Kevin Holleran, and their terms will expire at the annual meeting of stockholders to be held in 2027.

Our directors’ comprehensive set of skills and variety of backgrounds are designed to enable effective oversight of our business strategy and our corporate governance practices. Our continuing directors and nominees consist of individuals with a range of backgrounds, perspectives, skills and experiences. The average tenure for our continuing directors and nominees is approximately 4.9 years.

INFORMATION REGARDING DIRECTORS AND NOMINEES

The following table sets forth the names, ages, and certain other information for each nominee for election as a director at the Annual Meeting, for each member of our Board whose term expires at the Annual Meeting and for each of the continuing members of our Board. Full biographical information of the nominees and continuing directors follows the table.

NAME	INDEPENDENT	AGE [1]	CURRENT POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Nominees:									
Ronald Keating	X	56	Director	2025	2025	2028		Member	
Lawrence Silber	X	68	Director	2019	2025	2028		Chairperson	
Edward Ward	X	60	Director	2022	2025	2028			Member
Other Director with a Term Expiring at the Annual Meeting:									
Christopher Bertrand	X	40	Director	2020	2025				
Continuing Directors:									
Kevin Brown	X	50	Director	2017	2026	–		Member	
Arthur Soucy	X	62	Director	2017	2026	–	Member, Financial Expert		Member
Lori Walker	X	67	Director	2021	2026	–	Chairperson, Financial Expert		
Diane Dayhoff	X	69	Director	2021	2027	–	Member, Financial Expert		
Stephen Felice (C)	X	68	Director	2018	2027	–		Member	Chairperson
Kevin Holleran		57	President, CEO & Director	2019	2027	–			

Legend: (C) Chairperson of the Board | Committee Chairperson | Committee Member | Audit Committee Financial Expert

(1)  Ages shown are as of April 4, 2025

NOMINEES FOR DIRECTOR

Nominees to Serve as Class I Directors for Terms Expiring in 2028
Director Since March 2025 ● Compensation Committee Member ● Independent

Ronald C. Keating

Ronald C. Keating has served as President, Chief Executive Officer, and a director at Excelitas Technologies Corp., an industrial technology company focused on the design, development, and manufacture of advanced technologies in sensing, detection, imaging, optics, and specialty illumination for customers worldwide, since October 2023. Prior to joining Excelitas, Mr. Keating was President and Chief Executive Officer, and served as a director, of Evoqua Water Technologies Corporation, a publicly traded global provider of water and wastewater treatment solutions, since December 2014. In addition, Mr. Keating served as a director of US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.), a publicly traded company, from 2017 until 2022. Mr. Keating served as President, Chief Executive Officer and Chairperson of the Board of Directors of Contech Engineered Solutions, an infrastructure site solutions provider, from 2007 to 2014. Mr. Keating currently serves on the board of trustees of the Manufacturers Alliance for Productivity and Innovation and the Board of Directors of Enpro Inc., a leading, publicly traded, applied engineering products and solutions company, and the Allegheny Conference. Mr. Keating brings direct global operational and financial expertise, along with critical expertise in the water industry.

Director Since November 2019 ● Compensation Committee Chair ● Independent

Lawrence H. Silber

Mr. Silber has served as President and Chief Executive Officer, and as a director, of Herc Holdings Inc. (“Herc Rentals”) a public company, since June 2016 upon Herc Rentals’ spin-off from Hertz Global Holdings, Inc. Prior to the spin-off, Mr. Silber served as President of Hertz Global Holdings, Inc. Prior to joining Herc Rentals, Mr. Silber served as an executive advisor at Court Square Capital Partners, LLP, a private equity firm primarily investing in the business services, healthcare, general industrial and technology and telecommunications sectors, from April 2014 to May 2015. Mr. Silber also served as Chief Operating Officer for Hayward Industries, Inc. from 2008 to 2012, during which time he oversaw a successful transition through the recession and return to solid profitability. From 1978 to 2008, Mr. Silber worked for Ingersoll Rand plc, a publicly traded manufacturer of industrial products and components, in a number of roles of increasing responsibility. Mr. Silber previously served on the Board of Directors of SMTC Corporation from 2012 to 2015. Mr. Silber brings expertise in executive management, strategy formation and leadership skills, gained as the former Chief Operating Officer of Hayward Industries, Inc. as well as in his current role as President and Chief Executive Officer of Herc Rentals. Mr. Silber also has extensive knowledge and experience in manufacturing, sales and marketing, and specific industry experience in our business, including our operations, business development matters and financial performance. Further, his experience as a leader and director of a public company provides him with an understanding of the responsibilities of public company boards and insight into the issues applicable to public companies.

Director Since April 2022 ● Nominating and Corporate Governance Committee Member ● Independent

Edward D. Ward

Mr. Ward is a retired executive with over 38 years of experience working in the technology industry. Most recently, Mr. Ward served as the President – Client Product Group of Dell Technologies Inc. (“Dell Technologies”) from November 2020 until July 2024. Mr. Ward worked at Dell Technologies for 24 years in progressively increasing roles of responsibility, including Senior Vice President – Client Product Group, Senior Vice President of Engineering – Client Product Group and Vice President of Engineering – Servers. In addition, Mr. Ward has worked at NCR Corporation as Vice President of Engineering – Shared Components & Technical Services. Mr. Ward also has served in board roles at the University of Colorado, Boulder, University of Texas, Rio Grande Valley and Austin’s Habitat for Humanity. Mr. Ward contributes expertise in leadership in strategic matters, as well as meaningful technology experience driven by a strong engineering background.

CONTINUING DIRECTORS

Class II Continuing Directors with Terms Expiring in 2026

Director Since June 2017 ● Compensation Committee Member ● Independent

Kevin D. Brown

Mr. Brown was Co-Head of the Private Capital Group of MSD Partners, L.P. before its merger with BDT Partners, and he is currently a Partner and member of the Investment Committee of BDT & MSD Partners (“BDT & MSD”). Mr. Brown joined BDT & MSD in 2016 and currently serves as a director on the boards of Endries International, Woolpert, West Monroe Partners, East West Manufacturing and Ring Container Technologies. Prior to joining MSD Partners, L.P., Mr. Brown was a Partner with Court Square Capital (“Court Square”) where he worked primarily in the Industrial sector for 10 years. Prior to Court Square, Mr. Brown was a Vice President with Apax Partners focusing on investments in the Media, Late-Stage Software, and Tech-Enabled Business Services sectors. He has served as a director on numerous boards, including those of ERICO Global, MacDermid, Pike Corporation, and Wyle. Mr. Brown received his B.S. from the McIntire School of Commerce at the University of Virginia and his M.B.A. from the Wharton School of the University of Pennsylvania where he graduated as a Palmer Scholar. Mr. Brown brings expertise in finance and capital markets, strategic matters, as well as significant experience as a board member of complex global businesses.

Director Since December 2017 ● Audit Committee Member ● Nominating and Corporate Governance Committee Member ● Independent

Arthur L. Soucy

Mr. Soucy is a retired executive with broad international experience running complex operations and large profit and loss statements (“P&Ls”) in both the Oil & Gas and Aviation industries. Mr. Soucy has over 30 years of business leadership experience in multi-national environments holding executive positions with P&L responsibilities spanning some 80 countries. Mr. Soucy retired as President, Products & Technology for Baker Hughes, an Oil & Gas Services company, in July 2017. In that role he was responsible for the company’s multi-billion-dollar chemical business as well as enterprise New Product & Technology development. He also was responsible for the company’s global marketing and supply chain functions. Prior to that, Mr. Soucy was headquartered in London, UK for nearly four years where he served as President of Europe, Africa, Russia, Caspian, and had P&L responsibilities for the region. Prior to joining Baker Hughes, Mr. Soucy spent 29 years at Pratt & Whitney, where he held a variety of executive level P&L, technology, and supply chain positions. Mr. Soucy brings to the board extensive experience as an executive of multi-national businesses with insight into global marketing and supply chain functions.

Director Since March 2021 ● Audit Committee Chair ● Independent

Lori A. Walker

Ms. Walker served as Chief Financial Officer and Senior Vice President of The Valspar Corporation (“Valspar”), a global coatings manufacturer, from 2008 to 2013, where she led the Finance, IT and Communications teams. Before this position, Ms. Walker served as Valspar’s Vice President, Controller, and Treasurer from 2004 to 2008 and as Vice President and Controller from 2001 to 2004. Prior to joining Valspar, Ms. Walker worked at Honeywell, Inc., a global conglomerate of commercial and consumer products, for 20 years in progressively increasing roles of responsibility, including as Director of Global Financial Risk Management. Ms. Walker currently serves on the Board of Directors of Southwire Company, LLC, a private industrial manufacturer of wire and cable, Constellium N.V., a publicly traded aluminum fabricator for the automotive, aerospace and packaging industries and Compass Minerals International, Inc., a publicly traded producer of salt for highway deicing, commercial and industrial markets. Ms. Walker brings extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems, risk management and understanding of IT infrastructure.

Class III Continuing Directors with Terms Expiring in 2027

Director Since March 2021 ● Audit Committee Member ● Independent

Diane S. Dayhoff

Ms. Dayhoff served as Vice President Investor Relations at The Home Depot, Inc. (“Home Depot”), from May 2003 to April 2018. Prior to joining Home Depot, Ms. Dayhoff worked at Continental Airlines for 14 years in progressively increasing roles of responsibility, including as Staff Vice President of Finance. Further, as the Chief Financial Officer of a large privately held company, she generated that company’s first audited financial statements. Throughout her career, Ms. Dayhoff has worked closely with auditors and has in-depth knowledge of accounting practices and principles. Ms. Dayhoff brings expertise in communication and investor relations, as well as significant experience in financial planning.

Director Since May 2018 ● Chairman of the Board ● Nominating and Corporate Governance Committee Chair ● Compensation Committee Member ● Independent

Stephen J. Felice

Mr. Felice has been Chairman and Chief Executive Officer of Felice Partners, LLC (an advisory and private investment company) since January 2017. Prior to that, Mr. Felice was President and Chief Executive Officer of Filtration Group Corporation (“FGC”), a global industrial manufacturer, from January 2014 through January 2017. Prior to joining FGC, Mr. Felice was President and Chief Commercial Officer of Dell, Inc (“Dell”) from December 2011 through December 2013 after previously serving in a variety of executive roles at Dell from February 1999 through November 2011. Prior to joining Dell, Mr. Felice was President and Chief Executive Officer of DecisionOne Corporation (“DOC”), a provider of computer technology services, from 1997 through 1999 after previously serving as President of DOC from 1995 through 1997. Prior to joining DOC, Mr. Felice worked at Bell Atlantic Corp in various roles from 1984 through 1995 and Shell Oil Corp from 1979 through 1984. Mr. Felice has served on the Board of Directors of Southwire Corporation since 2015 (currently Chairman of Human Resources Committee) and the Mark Felice Foundation since 2003. Mr. Felice was also Vice Chairman at St. Michael’s Catholic Academy from 2010 to 2014 and served on the Board of Trustees for The Franklin Institute from 2013 to 2015 and the Singapore Economic Development Board from 2010 to 2012. Mr. Felice brings significant expertise in managing large global enterprises, information technology and industrial manufacturing verticals, strategic planning, global sales and manufacturing.

Director Since August 2019

Kevin P. Holleran

Mr. Holleran has served as President and Chief Executive Officer of Hayward since August 2019. Prior to joining Hayward, beginning in 2017, Mr. Holleran served as President and Chief Executive Officer of the Industrial Segment within Textron, Inc. (“Textron”). Textron’s Industrial Segment is composed of Textron Specialized Vehicles, Inc. (“Textron Specialized Vehicles”), a leading global manufacturer of purpose-built vehicles and equipment for a variety of commercial and recreational applications across a number of brands, and Kautex, a tier one automotive supplier of fuel systems, selective catalytic reduction systems, and cleaning solutions. Prior to 2017, Mr. Holleran served for 10 years as the President and Chief Executive Officer of Textron Specialized Vehicles, during which time he grew revenue and profitability substantially through both organic growth and acquisitions. Prior to his time at Textron, Mr. Holleran held several management positions at Ingersoll Rand plc and Terex Corporation across the sales, marketing and product management functions. Mr. Holleran holds an MBA from Wake Forest University and a Bachelor of Science degree from Cornell University. As the Company’s President and Chief Executive Officer, Mr. Holleran brings to the Board of Directors specific knowledge of our business, our people, our challenges and our prospects for continued growth, as well as a deep understanding of our business and markets.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently composed of ten members. In accordance with our certificate of incorporation, our Board is divided into three classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified. Christopher Bertrand, a Class I director, is not being nominated for re-election. Effective as of the commencement of the Annual Meeting, the size of our Board will be reduced to nine members and the size of Class I will be reduced to three directors. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification, or removal.

NOMINEES

Our nominating and corporate governance committee has recommended, and our Board has approved Ronald Keating, Lawrence Silber and Edward Ward as nominees for election as Class I directors at the Annual Meeting. If elected, each of Mr. Keating, Mr. Silber and Mr. Ward will serve as Class I directors to serve terms lasting until our 2028 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently on the Board and has agreed to serve if elected. For information concerning the nominees, please see ‘‘Board of Directors—Nominees for Director.’’ Mr. Keating joined our Board on March 20, 2025 and was recommended to the nominating and corporate governance committee by our Chief Executive Officer.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Mr. Keating, Mr. Silber and Mr. Ward as described above. In the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not vote your shares on this matter.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

Our certificate of incorporation and bylaws state that, to be elected, a nominee must receive a plurality of the votes cast, which means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes will have no effect on this proposal. Our Corporate Governance Guidelines further state that, in the event of an uncontested director election (such as this director election), where the votes “WITHHELD” from a director nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to submit his or her resignation to the Board for its consideration. The Board will then have the opportunity to determine whether to accept or reject such tendered resignation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF
RONALD KEATING, LAWRENCE SILBER AND EDWARD WARD AS CLASS I DIRECTORS TO SERVE TERMS LASTING UNTIL OUR 2028 ANNUAL MEETING OF STOCKHOLDERS AND THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE OVERVIEW AND FISCAL YEAR 2024 HIGHLIGHTS

We are committed to operating with integrity and accountability. Our corporate governance policies set clear expectations and responsibilities for our leaders, employees and business partners to enable us to conduct our operations in a manner that is consistent with the highest standards of business ethics and accountability, as well as promote long-term value creation for our stockholders. Highlights of our corporate governance practices include the following:

●	Independent board chairperson
●	Board composed of all independent, non-employee directors, other than Kevin Holleran, our Chief Executive Officer
●	Board oversight of corporate social responsibility and sustainability, including our sustainability related strategies, policies and disclosures
●	Board oversight of risk management
●	Policies in place prohibiting short sales, hedging, margin accounts and pledging of our stock
●	Robust stock ownership guidelines for officers and directors
●	Enhanced human capital management program, including monthly updates concerning our efforts to achieve an engaging, inclusive and high-performance workforce
●	Successful integration of ChlorKing acquisition
●	Strengthened institutional investor outreach program

In alignment with our core value of always striving to be better today than yesterday, we are committed to building on our strengths and improving how we measure and monitor our progress on our sustainability-related initiatives. Our Board oversees corporate social responsibility and sustainability, including sustainability-related strategies, policies and disclosures, see “Corporate Governance—Role of the Board in Sustainability and Corporate Social Responsibility Oversight” below.

SUSTAINABILITY AT HAYWARD

We believe that creating stockholder value requires embedding sustainability throughout our business operations and within our culture. Hayward is distinctly positioned to play a pivotal role in the broader health and well-being space. By aligning our products, services and innovations with public health goals, we can meet the growing demand for well-being solutions. For a century, Hayward has served our communities and we continue to lead the way, offering pool owners connected technology to enable smart pool management, nonchemical forms of water sanitization and more energy-efficient products. We believe that water is a platform for enhancing public health, building resilient communities, and strengthening the economy.

2024 Sustainability Highlights

Our Sustainability framework, established following our inaugural assessment in 2021, sets the foundation for our principle-based approach to integrating these values across our business. Guiding our strategy and the implementation of sustainability initiatives are our four pillars: Products, Planet, People and Principles. Championing our core sustainability values, we are committed to providing innovative and environmentally sustainable products, upholding responsible manufacturing practices, fostering a safe and inclusive workplace and maintaining strong governance and compliance practices.

●    Received the 2024 ENERGY STAR® Partner of the Year Award from the U.S. Environmental Protection Agency (EPA) and the U.S. Department of Energy

●    More than 60% of eligible North American products, by revenue, met ENERGY STAR® criteria

●    Published Conflict Minerals Report, filed with the SEC in a Form SD, as part of our ongoing supply chain analysis to understand potential risks and establish supply chain transparency

●    Continued focus on reducing energy and water consumption in our manufacturing facilities through targeted sustainability projects

●    Conducted our third annual global employee engagement survey, achieving 80% participation from our global workforce

●    Launched Employee Stock Purchase Program to eligible U.S. employees, providing meaningful opportunities to invest in Hayward’s future success while building personal wealth

●   Required all employees to understand and commit to comply with the Business Ethics and Code of Conduct Policy and Whistleblower Policy

●    Conducted ongoing compliance training, adhering to a company-wide training curriculum on compliance, safety, human resources and information technology

Building on our sustainability framework, we are currently in the process of refining our data collection processes and setting goals for our priority sustainability topics. We are committed to establishing specific, measurable, achievable, relevant and time-bound goals despite the challenges that we may encounter throughout the process. The goals we establish will be instrumental in helping us reduce environmental impact while creating long-term value for our stockholders, customers, employees and the communities in which we operate.

In 2024, we ranked in the top quartile industry ranking for ESG performance by Morningstar Sustainalytics, a leading ESG research, ratings and data firm. To enable good governance, our sustainability strategy is governed by our Board through the nominating and corporate governance committee. We are committed to transparency and communications with our stakeholders.

BOARD LEADERSHIP

Our Board is responsible for the oversight of our business affairs. In executing this responsibility, our Board establishes corporate policies, sets strategic direction and oversees management. Our Board has not adopted a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairperson of the Board. Under our Corporate Governance Guidelines, our Board believes that rather than having a rigid policy, our Board should determine, as and when appropriate upon consideration of all relevant factors and circumstances, whether the two offices should be separated. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the Board, with Mr. Holleran serving as our Chief Executive Officer and Mr. Felice serving as non-executive Chairperson of the Board. We believe this is appropriate as it provides Mr. Holleran with the ability to focus on our day-to-day operations, while Mr. Felice focuses on the oversight by our Board.

DIRECTOR INDEPENDENCE

Each of our audit committee, compensation committee and nominating and corporate governance committee of our Board is composed entirely of independent directors within the meaning of the corporate governance standards of the New York Stock Exchange (“NYSE”). Under these standards, a director will qualify as “independent” only if our Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. The fact that a director may own our capital stock is not, by itself, considered a material relationship.

Based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that each of our directors who served in Fiscal Year 2024, director nominees and continuing directors, other than Mr. Holleran, is independent in accordance with the NYSE rules and our Corporate Governance Guidelines. In making such determinations, the Board considered that certain directors serve as directors of other companies with which we engage from time to time in the ordinary course of business. In accordance with our independence standards, we determined that none of these relationships were material or impaired the independence of any of such directors. There are no family relationships among any of our directors or executive officers.

In addition, our Board has determined that Ms. Dayhoff, Mr. Soucy and Ms. Walker each satisfy the additional independence requirements for audit committee members under the listing standards of the NYSE and Rule 10A-3 of the Exchange Act. The Board also determined that Ms. Dayhoff, Mr. Soucy and Ms. Walker are audit committee “financial experts” as defined under SEC rules. All members of the audit committee can read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate. Further, our Board has determined that each of the members of our compensation committee meets the additional independence criteria for membership on a compensation committee under NYSE rules.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board held five meetings (including regularly scheduled and special meetings) during Fiscal Year 2024. Each director serving on the Board in Fiscal Year 2024 attended more than 75% of the aggregate of the meetings of the Board and of meetings held by all committees of the board on which such director served during Fiscal Year 2024. Our non-employee directors met by themselves, without management present, periodically throughout Fiscal Year 2024. Mr. Felice, the non-executive Chairperson of the Board, presides at all meetings of non-management directors. Although we have no policy with respect to director attendance of annual meetings of stockholders, directors are encouraged to attend. All of our directors who were serving on the Board during Fiscal Year 2024 attended the 2024 annual meeting of stockholders.

BOARD COMMITTEES

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. A copy of each of the three standing committee’s charter is posted on the investor relations—governance section of our website, investor.hayward.com. In addition, from time to time, our Board may establish other committees to facilitate the management of our business or to address particular matters as they arise. Members serve on committees until their resignation or until otherwise determined by our Board. Committee membership presented in this proxy statement is as of December 31, 2024.

MEMBERSHIP AND FUNCTIONS OF THE COMMITTEES OF THE BOARD

Audit Committee
Committee Members			Number of Meetings Held in Fiscal Year 2024
Lori Walker (Chairperson)	Diane Dayhoff	Arthur Soucy	8

Our audit committee’s responsibilities include, among other things:

●	Overseeing the quality and integrity of our financial statements and the financial reporting process;
●	Appointing and overseeing our external auditors and meeting separately with our external auditors to discuss the scope of their work and their findings;
●	Overseeing our annual audit process, including considering and discussing with our external auditors and management significant accounting and reporting issues, the results of the audit, whether the financial statements are complete and the audit opinion;
●	Reviewing and discussing with our external auditors and management our annual and quarterly financial statements;
●	Overseeing earnings press releases and their contents;
●	Providing oversight with respect to our capital structure, key financial ratios and liquidity;
●	Overseeing our internal controls and advising management, our internal audit department and our external auditors with respect to internal control matters;
●	Reviewing and discussing significant changes to our accounting policies with management and our external auditors;
●	Reviewing internal audit reports and regularly evaluating the effectiveness of our internal audit function;
●	Reviewing guidelines and policies governing how our management assesses and manages risks associated with our business;
●	Overseeing the effectiveness of our systems for monitoring compliance with laws and regulations;
●	Reviewing and overseeing all related-party transactions required to be disclosed in any public filings for potential conflicts of interest in accordance with the Company’s related-party transactions policy;
●	Overseeing the integrity of the Company’s information technology systems, processes and data;
●	Periodically reviewing and assessing with management and the internal auditor the adequacy of security for the Company’s information technology systems, processes and data and the Company’s contingency plans in the event of a breakdown or security breach affecting such systems, processes and data or that of the Company’s clients; and
●	Reviewing and assessing audit committee members’ individual performance and the performance of the audit committee as a whole.

Each member of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our Board has determined that each of Ms. Dayhoff, Mr. Soucy and Ms. Walker is an “audit committee financial expert” as such term is defined under the SEC rules.

Compensation Committee
Committee Members			Number of Meetings Held in Fiscal Year 2024
Lawrence Silber (Chairperson)	Kevin Brown	Stephen Felice	4

Our compensation committee’s responsibilities include, among other things:

●	Reviewing and establishing the Company’s overall compensation strategy for its management and employees;
●	Annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;
●	Evaluating our Chief Executive Officer’s performance;
●	Approving, or recommending to our Board to approve, our Chief Executive Officer’s compensation;
●	Reviewing and determining, or recommending to the Board to determine, the compensation of our other executive officers;
●	Reviewing, assessing and making recommendations to the Board regarding the compensation of the members of the Board;
●	Reviewing, approving and overseeing our compensation and benefits plans;
●	Approving equity grants and awards;
●	Reviewing and approving employment contracts and other compensation, severance and change-in-control arrangements for executive officers;
●	Reviewing the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking;
●	Reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
●	Reviewing and assessing compensation committee members’ individual performance and the performance of the compensation committee as a whole;
●	Reviewing and assessing compliance with the Company’s clawback policies, including the incentive-based compensation recovery policy; and
●	Reviewing and approving other policies and practices related to the compensation of our directors, officers and employees.

On March 20, 2025, Ronald Keating joined the compensation committee. All the members of the compensation committee, including Mr. Keating, have been determined by the Board to be “independent” under NYSE rules.

Nominating and Corporate Governance Committee
Committee Members			Number of Meetings Held in Fiscal Year 2024
Stephen Felice (Chairperson)	Arthur Soucy	Edward Ward	5

Our nominating and corporate governance committee’s responsibilities include, among other things:

●	Identifying, selecting and recommending to our Board individuals to become members of our Board;
●	Recommending to the Board the classes on which such nominees should serve;
●	Reviewing our Board’s committee structure and making recommendations regarding the appointment of directors to committees;
●	Reviewing the corporate governance guidelines regularly;
●	Overseeing the Company’s sustainability initiatives and progress;
●	Reviewing the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, service of non-employee directors, the meeting frequency of the Board and the structure of Board meetings and make recommendations to the Board with respect thereto;
●	Recommending to the Board or to the appropriate committee thereof processes for annual evaluations of the performance of the Board and the Chief Executive Officer and appropriate committees of the Board;
●	Overseeing such processes for annual evaluations, and certify annually that the performance of the Chief Executive Officer and other members of executive management is being appropriately evaluated;
●	Reviewing Company policies with respect to significant issues of corporate public responsibility, including contributions;
●	Considering and reporting to the Board any questions of possible conflicts of interest of Board members;
●	Providing for new director orientation and continuing education for existing directors on a periodic basis;
●	Overseeing the maintenance and presentation to the Board of management’s plans for succession to senior management positions in the Company;
●	Reviewing and assessing the adequacy of the nominating and corporate governance committee charter periodically and recommend any proposed changes to the Board for approval; and
●	Annually performing, or participating in, an evaluation of the performance of the committee and of the Board, the results of which shall be presented to the Board.

All the members of the nominating and corporate governance committee have been determined by the Board to be “independent” under NYSE rules.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, which are designed to assist our Board in performing its duties. These guidelines provide general guidance to our Board with a view to maintaining a strong and effective working relationship among the board members and as between our Board and management. The goal of these guidelines is to reflect current governance practices for our Board and to enhance the ability of our Board and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by our Board at any time. A copy of our Corporate Governance Guidelines is available under the investor relations—governance section of our website, investor.hayward.com.

Our Corporate Governance Guidelines address items such as:

●          Board size

●          Selection of new directors

●          Board membership criteria

●          Director independence

●          Majority voting policy for uncontested director elections

●          Designation of Board chairperson

●          Directors who change their present job responsibility

●          Board policy on director term limits

●          Board compensation policy and stock ownership

●          Evaluation of board performance

●          Ongoing and continuing education

●          Interaction with institutional investors, press, and customers

●          Meetings of the Board

●          Committees of the Board

●          Leadership development

●          Succession planning

IDENTIFICATION AND EVALUATION OF NOMINEES FOR DIRECTORS, BOARD CHARACTERISTICS

The nominating and corporate governance committee considers candidates for director from a variety of sources, including candidates who are recommended by other Board members and by management. The nominating and corporate governance committee also considers candidates for director recommended by stockholders who submit such recommendations in writing to our Corporate Secretary and evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by the other sources referenced above.

In accordance with our Corporate Governance Guidelines, the nominating and corporate governance committee identifies and considers candidates based on how they may contribute to the range of skills, qualifications, experiences, perspectives and backgrounds of the Board, among other attributes. Among other things, the Board has determined that it is important to have directors with the following skills and experiences: leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others; knowledge of the Company’s industry, which is relevant to understanding the Company’s business and strategy; operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan; risk management experience, which is relevant to oversight of the risks facing the Company’s business; financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure, financial statements and reporting requirements; and strategic planning experience, which is relevant to the Board’s review of the Company’s strategies and monitoring their implementation and results.

The nominating and corporate governance committee has also committed to nominating individuals with these attributes in any pool of candidates from which director nominees are chosen. The Board also confirms that our policy of non-discrimination applies in the selection of directors.

SUMMARY OF DIRECTOR SKILLS, COMPETENCIES AND ATTRIBUTES

A summary of Board governance considerations and each continuing director’s and nominee’s relevant experience and skills follows:

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serve, or in the past fiscal year have served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. None of the members of the compensation committee are, nor have ever been, an officer or employee of the Company, except for Mr. Silber, who served as the chief operating officer of the Company from 2008 to 2012.

CODE OF ETHICS FOR SENIOR EXECUTIVE AND FINANCIAL OFFICERS AND BUSINESS CONDUCT POLICY

We have adopted a Code of Ethics for Senior Executive and Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, other NEOs, Treasurer and Corporate Controller and any persons performing similar functions. We intend to disclose future amendments to certain provisions of our Code of Ethics for Senior Executive and Financial Officers, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or other persons performing similar functions on our website. A copy of our Code of Ethics for Senior Executive and Financial Officers is available under the investor relations—governance section of our website, investor.hayward.com.

Our Code of Ethics for Senior Executive and Financial Officers addresses items such as:

●	Avoiding actual or apparent conflicts of interest;
●	Provision of full, fair, accurate, timely and understandable disclosure;
●	Compliance with applicable laws, rules and regulations; and
●	Safeguarding of confidential Company information.

We have also adopted a Business Ethics and Code of Conduct Policy applicable to our directors, officers, and all of our employees. A copy of our Business Ethics and Code of Conduct Policy is available under the investor relations—governance section of our website, investor.hayward.com.

Our Business Ethics and Code of Conduct Policy addresses items such as:

●     Accuracy of corporate documents, including financial records

●     Retention and destruction of records

●     Nondiscrimination in employment and opportunity

●     Sexual and other workplace harassment

●     Human rights and collective bargaining

●     Health, safety and environment

●     Responsible marketing

●     Fraudulent conduct

●     Compliance with privacy and security laws

●     Fair dealing with the Company’s competitors, suppliers, employees and customers

●      Compliance with antitrust laws

●      Compliance with US immigration laws

●      Compliance with child labor laws

●      Compliance with export control laws

●      Political contributions and other political activities

●      Charitable contributions

●      Copyright infringement and software piracy

●      Compliance with government investigations

●      Conflicts of interest

●      Use of Company property and other outside activities

●      Handling of confidential and proprietary information

RELATED-PARTY TRANSACTION POLICY

We have adopted a written policy with respect to the review, approval and ratification of related-party transactions. Under the policy, the audit committee is responsible for reviewing and approving related-party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 with respect to any fiscal year, and where we (or one of our subsidiaries) are a participant and in which a related-party has or will have a direct or indirect material interest. In the event a proposed related-party transaction is expected to be less than $500,000, the chairperson of the audit committee has the authority to pre-approve or ratify the transaction. In the course of reviewing potential related-party transactions, the audit committee considers, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related-person’s interest in the transaction. In addition, the Board has reviewed and designated certain types of related-party transactions that will be deemed pre-approved by the audit committee: certain employment arrangements with executive officers if the related compensation is required to be reported in the Company’s proxy statement; director compensation arrangements if such compensation is required to be reported in the Company’s proxy statement; certain transactions with other companies where the related-party’s only relationship is as a director of that company, beneficial owner of less than 10% of that company’s equity securities or limited partner with a less than 10% interest; certain transactions where all stockholders receive proportional benefits; transactions involving competitive bids; certain regulated transactions; and certain banking-related transactions.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is responsible for the day-to-day mitigation of the risks facing our company, and our Board has responsibility for the oversight of risk management. While our Board has primary responsibility for overseeing risk management, our Board also delegates certain oversight responsibilities to its committees. Our compensation committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel. Our audit committee oversees our major financial risk exposures and reviews the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our audit committee also oversees the integrity of the Company’s information technology systems, processes and data, and periodically (but no less than annually) reviews and assesses with management and the internal auditor (or other personnel responsible for the internal audit function), the adequacy of security for the Company’s information technology systems, processes and data, including cybersecurity matters, and the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems, processes and data or the information technology systems, processes and data of the Company’s clients. Our nominating and corporate governance committee oversees management of risks associated with director independence, conflicts of interest, composition and organization of our Board, director succession planning, and corporate governance and sustainability, discussed further below.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks through committee reports and otherwise. In particular, throughout Fiscal Year 2024 and currently, our Board regularly received and continues to receive updates from management on the uncertain macroeconomic environment and the impact of adverse weather conditions, natural disasters, tariffs and other trade restrictions, and geopolitical conflicts on our business, our employees and our suppliers and customers, among other risks facing the Company.

ROLE OF THE BOARD IN SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT

The Company’s Board and its committees play an important role in overseeing our sustainability programs and policies. The nominating and corporate governance committee is specifically assigned responsibility to oversee these priorities, risks, and opportunities to guide related programming and procedures within its established charter. The nominating and corporate governance committee has additional responsibilities associated with the review of the Company’s corporate governance guidelines on an annual basis, or more frequently if appropriate, and recommends changes as necessary. The nominating and corporate governance committee charter expresses the Company’s commitment to promote a diverse set of candidates for the Board, while considering all such candidates for director on the basis of their skills, qualifications and experience.

All of the board committees are accountable for various components of sustainability through the responsibilities assigned in their respective charters. The audit committee has specific accountability for ethics and compliance, and oversees the Company’s ethics and compliance functions, including the Company’s Code of Ethics for Senior Executive and Financial Officers and other procedures established by the Company with regard to ethical behavior, avoidance of conflicts of interest, and other related matters. In addition, the audit committee oversees the integrity of the Company’s information technology systems, processes and data and periodically (but no less than annually), at its discretion, reviews, and assesses with management and the internal auditor (or other personnel responsible for the internal audit function), the adequacy of security for the Company’s information technology systems, processes and data and the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems, processes and data or the information technology systems, processes, and data of the Company’s clients. The compensation committee supports our human capital management objectives through their oversight of the compensation and benefits of the Company’s officers, employees and directors, assessing the adequacy of the Company’s compensation principles and philosophy and administering the Company’s compensation, benefit and equity-based plans by exercising its rights and responsibilities as specified in its charter. The compensation committee is also responsible for reviewing and establishing the Company’s overall compensation strategy, including base salary, incentive compensation, and equity-based grants, to provide for appropriate rewards and incentives for the Company’s management and employees.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Although we do not have a formal policy regarding communications with our Board, stockholders, employees and others who are interested in communicating with our Board may do so by writing to us at Hayward Holdings, Inc., Attn: Corporate Secretary, 1415 Vantage Park Drive, Suite 400, Charlotte, North Carolina 28203. The Corporate Secretary will forward to the Chairperson of the Board and such other board members as may be deemed appropriate any such communication, provided that such communication addresses a legitimate business issue.

NON-EMPLOYEE DIRECTOR COMPENSATION

Fiscal Year 2024 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board, during the year ended December 31, 2024, by the directors who were not also named executive officers. Mr. Holleran did not receive any additional compensation for his service on the Board during the year ended December 31, 2024. Mr. Holleran’s compensation for the year ended December 31, 2024, is set forth under “Executive Compensation—Summary Compensation Table.” Mr. Keating does not appear in the table as he was appointed as a director in March 2025.

Prior to January 1st of any year, a covered non-employee director may elect to receive his or her annual cash retainer in the form of restricted stock units (“RSUs”) that vest on December 31st of that year (or such other date as determined by the Board or compensation committee), subject to continued service as a director through the vesting date. The amount of RSUs a director who makes such an election receives is equal to the cash value of his or her retainer divided by the closing share price on the date of the grant.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
Christopher Bertrand (1)	–	–	–	–
Kevin Brown (1)	–	–	–	–
Diane Dayhoff	61,675	130,011	–	191,686
Stephen Felice (2)	123,847	205,004	–	328,851
Lawrence Silber	68,777	130,011	–	198,788
Arthur Soucy	63,750	130,011	–	193,761
Lori Walker	74,601	130,011	–	204,612
Edward Ward	61,675	130,011	–	191,686

(1)	Each of these directors is affiliated with BDT & MSD and was initially designated to the Board by a predecessor of BDT & MSD. These directors waived compensation in respect of their service as members of our Board.
(2)	Mr. Felice elected to receive his annual cash retainers for board and committee service in the form of RSUs. The amount shown is the grant date fair value of these awards, which were paid in quarterly installments during Fiscal Year 2024.
(3)	Amounts reflect the full grant-date fair value of RSUs granted during Fiscal Year 2024 computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, rather than the amounts paid to or realized by the named individual, which are based on the closing share price on the applicable grant date. On May 30, 2024, the directors received the following grants of RSUs: Ms. Dayhoff: 9,060 RSUs, Mr. Felice: 14,286 RSUs, Mr. Silber: 9,060 RSUs, Mr. Soucy: 9,060 RSUs, Ms. Walker: 9,060 RSUs, and Mr. Ward: 9,060 RSUs. These RSUs will vest on May 22, 2025, subject to the director’s continued service on our Board. In determining the number of shares to be awarded, the Company used the closing price of our common stock on May 30, 2024, which was $14.35 per share. In addition, Mr. Felice elected to receive his cash retainers for board and committee service in the form of RSUs. As such, on March 3, 2024, Mr. Felice was granted 2,031 RSUs; on May 3, 2024, Mr. Felice was granted 2,035 RSUs; and on October 30, 2024, Mr. Felice was granted 3,996 RSUs. Each of these RSUs vested on December 31, 2024. The number of shares awarded on each grant date was determined based on the closing price of our common stock on such date. For each non-employee director, the aggregate number of unvested stock awards outstanding as of the end of the fiscal year ending December 31, 2024, was Ms. Dayhoff: 9,060 RSUs, Mr. Felice: 14,286 RSUs, Mr. Silber: 9,060 RSUs, Mr. Soucy: 9,060 RSUs, Ms. Walker: 9,060 RSUs, and Mr. Ward: 9,060 RSUs.
(4)	For each non-employee director who holds option shares, the aggregate number of option awards outstanding as of the end of the fiscal year ending December 31, 2024, was Mr. Felice: 126,750 option shares, Mr. Silber: 156,000 option shares and Mr. Soucy: 121,750 option shares. These awards consist of vested option shares issued prior to our initial public offering (“IPO”).

Director Compensation Program

In connection with our IPO, our Board adopted a non-employee director compensation policy. The non-employee director compensation policy includes an annual cash retainer and an annual grant of RSUs. Effective May 30, 2024, the policy was revised for the first time since its adoption to better align with our compensation peer group median.

Annual Cash Retainer

Prior to the May 30, 2024 revision, each covered non-employee director received an annual cash retainer for service to our Board and an additional annual cash retainer for service on any committee of our Board or for serving as the chairperson of our Board or any of its committees, in each case, prorated for partial years of service, as follows:

Director Cash Retainer Policy Before May 30, 2024
Annual Cash Retainer	Service as Board or Committee Member	Service as Board or Committee Chairperson*
Board of Directors	$75,000	$100,000
Audit Committee	$5,000	$20,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$5,000	$10,000

* Paid in lieu of the applicable board or committee member cash retainer for any board or committee chairperson, as applicable.

Under the revised policy, our non-employee director compensation is more closely aligned with the non-employee director compensation of our peer group. The revised policy eliminates additional cash retainers for committee membership, provides for a higher annual cash retainer for Board service and only provides for additional annual cash retainers for committee chairpersons. Under the revised policy, each covered non-employee director receives an $85,000 annual cash retainer ($110,000 for the chairperson of the Board), and the following additional cash retainer for service as the chairperson of any standing committee:

Director Cash Retainer Policy as of May 30, 2024
Board Committee	Additional Annual Cash Retainer
Audit Committee Chairperson	$20,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$15,000

For Fiscal Year 2024, the non-employee directors received payment under the legacy policy for service from January 1, 2024 through May 30, 2024 and under the revised policy for service from May 31, 2024 through December 31, 2024 on a pro rata basis.

In addition, non-employee directors who were members of any special committee in 2024 were entitled to a fee of $2,500 for each special committee meeting. However, no special committee meetings were held in 2024.

Annual RSU Grant

In addition, in accordance with the revised non-employee director compensation policy, in Fiscal Year 2024, each covered non-employee director was granted RSUs having a grant date fair value, determined in accordance with ASC Topic 718 (or any successor provision), of $130,000 for members of the Board or $205,000 for the chairperson of the Board (in each case, a $5,000 grant date fair value increase from the prior policy). Such RSUs will vest on the earlier of the first anniversary of the grant date and the date of the 2026 annual meeting of stockholders, generally subject to the non-employee director’s continued service, through the applicable vesting date.

Additional Information

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves. In addition, to encourage hands-on experience with Hayward products by our directors, the Company maintains a Hayward Products Valuation and Marketing Policy pursuant to which Hayward directors and executive officers may receive Hayward pool products for personal use at no cost to the director or executive officer. No director received $10,000 or more of Hayward products under this policy in Fiscal Year 2024.

Our non-employee directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer paid to such director for service on the board (excluding any additional cash retainers paid to a director for service as a member of a board committee, as chairperson of the board or as chairperson of a committee). Directors are required to achieve the applicable level of ownership within five years of the later of the date the ownership guidelines were adopted, February 10, 2021, or the date such person became a director, as applicable. See “Executive Compensation—Stock Ownership Guidelines” for additional information on these guidelines.

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENTS

In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. For additional information, please see “Related-Party Transactions—Arrangements with our Directors and Officers.”

INSTITUTIONAL INVESTOR OUTREACH

This year we continued our stockholder outreach program as an enhancement to our corporate governance practices. We sought investor feedback to help us determine areas where we are performing well and areas for potential improvement. We solicited feedback on a variety of key topics, including our corporate governance, executive compensation, sustainability initiatives and other related issues. During 2024, we sought feedback from investors representing approximately 80% of our outstanding shares and engaged with seven global institutional investors.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(“SAY-ON-PAY”)

The Board of Directors is providing stockholders the opportunity to cast an advisory vote on the compensation of our NEOs pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our NEOs. We currently hold annual “Say-on-Pay” votes. The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. To provide this opportunity to our stockholders, we will present the following resolution to the stockholders at the Annual Meeting:

“Resolved, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s proxy statement for the 2025 annual meeting of stockholders.”

This Say-on-Pay vote is advisory, meaning that it is not binding on the compensation committee or the Board. This vote will not affect any compensation already paid or awarded to any named executive officer, nor will it change any decisions the Board has made. Nonetheless, the compensation committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to attract and retain top executive talent, while aligning our compensation with our corporate and financial objectives, and the long-term interests of our stockholders. Stockholders are encouraged to read the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement. In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Base Salary Provides the level of market-based compensation to attract, retain and recognize talent in key roles required for the operation of the Company	Stock Ownership Guidelines Maintain robust stock ownership guidelines to strengthen the alignment of interests between our NEOs and our stockholders

Annual Incentive Plan

Provides short-term incentives directly linked to achievement of the Company’s annual financial and operational performance; compensation committee also may award discretionary bonuses to our NEOs in recognition of their contributions during the year

Change-in-Control Provisions “Double trigger” severance benefits for NEOs in the event of termination following a change-in-control
Long-Term Incentives Aligns the long-term financial interests of NEOs and stockholders	No Pledging or Hedging NEOs are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock
Independent Compensation Consultant Engaged an independent compensation consultant to advise our compensation committee and management	Benefits and Perquisites No excessive perquisites or special benefits for NEOs
Peer Group Benchmarking Benchmark to compensation peer group to evaluate NEO compensation relative to competitive pay market standards	Incentive-Based Compensation Clawback Policy Maintain an incentive-based compensation clawback policy, which reinforces our commitment to our business objectives

ADVISORY VOTE REQUIRED: APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

The approval of named executive officer compensation, on an advisory basis, requires the affirmative vote of a majority of the votes cast on the matter affirmatively or negatively. Abstentions and broker non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis sets forth the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of our compensation committee and the executive staff in setting executive compensation. In addition, this discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs as we build a program appropriate for our status as a public company while considering the current external environment. See the section titled “Cautionary Statement Regarding Forward-Looking Statements” of the 2024 Annual Report for a discussion of the risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

In Fiscal Year 2024, our NEOs and their positions were as follows:

Named Executive Officer	Position
Kevin Holleran	President, Chief Executive Officer
Eifion Jones	Senior Vice President, Chief Financial Officer
John Collins	Senior Vice President, Chief Commercial Officer
Susan Canning	Senior Vice President, Chief Legal Officer and Corporate Secretary
Eric Sejourne	Senior Vice President, Chief Global Operations Officer

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation philosophy is driven by the need to attract and retain top executive talent, while aligning our compensation with our corporate and financial objectives, and the long-term interests of our stockholders. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our executives to drive market-leading performance, relative to the Company’s peers, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive. We also intend to maintain our commitment to strong corporate governance in connection with our named executive officer compensation arrangements.

Attract and Retain Top Executive Talent	Align Corporate and Financial Objectives	Align Long-Term Interests of Executives and Stockholders	Drive Market-Leading Performance

When setting target compensation for each of our executive officers, the compensation committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of the executives’ target compensation, the compensation committee reviews compensation data for a peer group prepared by its independent executive compensation consultant. Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the compensation committee members are allowed to vote on decisions regarding executive compensation. The compensation committee also receives recommendations from our Chief Executive Officer regarding the compensation of our other officers, including the other NEOs. Our Chief Executive Officer does not participate in the deliberations of the compensation committee and our board regarding his own compensation. Our compensation programs for our executives have historically been weighted towards rewarding both short and long-term performance incentives through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time.

Our executive compensation program is designed to weight fixed compensation less heavily for our senior executives, such that there is a positive correlation between an executive’s seniority, role and responsibilities and the proportion of his or her compensation that is “at-risk.” Pay-for-performance is an integral component of our compensation program, and “at-risk” elements of our executive’s compensation make up a significant portion of our annual and long-term incentives. During Fiscal Year 2024, our equity awards program included performance stock units (“PSUs”) and time-based RSUs. The vesting of the PSUs is tied to adjusted EBITDA margin, gross profit margin, and return on gross invested capital. Additionally, the number of PSUs earned by a named executive officer may be increased or decreased up to 15% based on absolute total shareholder return. The terms of the PSUs are described in more detail below. The use of these metrics along with the absolute total shareholder return modifier over a three-year period further aligns the interests of our executives with the long-term interests of our stockholders.

The following charts highlight the allocation for Fiscal Year 2024 of base salary, annual incentive plan awards at the target performance level and equity awards at the target performance level for our Chief Executive Officer and for the other NEOs. The charts do not include “All Other Compensation” shown in the “Summary Compensation Table” or any one-time equity grants.

The Company has continued to utilize short- and long-term incentive compensation as key components of our compensation philosophy, including through the administration of our 2021 Plan (as defined below). We intend to continue our emphasis on “at-risk” compensation, using awards of Hayward equity, awards based on the achievement of specific performance objectives, awards with multi-year vesting schedules, or awards with combinations of these characteristics, in order to drive superior performance, incentivize long-term retention, and appropriately align the financial interests of our executive officers to our stockholders.

KEY COMPENSATION PRACTICES

The compensation for our NEOs generally consists of a base salary, annual cash bonuses, and equity awards.

Compensation Element	Compensation Objective
Base Salary	Provides the level of market-based compensation to attract, retain and recognize talent in key roles required for the operation of the Company
Cash-Based Incentive Compensation	Provides short-term incentives directly linked to achievement of the Company’s annual financial and operational performance
Equity-Based Compensation	Aligns the long-term interests of NEOs and stockholders

We aim to establish base cash compensation at fair and reasonable levels in order to attract talent in a competitive market, with our compensation committee determining pay ranges in consultation with our human resources team and the independent compensation consultant using a combination of market data and business conditions, individual talent, relevant experience and performance, as factors in determining actual pay.

When designing our cash bonus program, we felt strongly that it should emphasize contributions towards Company annual financial and operational performance. We believe this underscored our commitment to maintain alignment between stockholders and our executives. In addition to the emphasis placed on the Company’s financial and operational performance, the compensation committee recognizes the need to reward outstanding efforts made during years with challenging macroeconomic headwinds. As such, the compensation committee has the authority to award discretionary bonuses and one-time retention equity awards under special circumstances. In Fiscal Year 2024, the compensation committee exercised its discretion with respect to one-time RSU awards to certain NEOs as discussed in more detail below under the heading “Executive Compensation—Elements of the Company’s Compensation Program—Equity Compensation—Awards Granted in 2024.”

Our 2021 Plan provides us with significant flexibility to grant various types of equity and incentive awards to remain competitive in the labor market and to attract, retain and motivate our executive leadership team.

While we have identified specific compensation objectives that each element of executive compensation program serves, our program is designed to be flexible and complementary and to collectively serve all the executive compensation objectives described above. Accordingly, we expect that we will continue to review and structure our executive compensation program to serve and reinforce each of our objectives, including emphasizing and rewarding exceptional performance, driving value creation for our stockholders, and utilizing best practices and sound governance.

The table below highlights our executive compensation program design and governance principles:

	What We Do		What We Do Not Do
✓	Emphasize performance-based, at-risk compensation	×	Do not grant uncapped cash incentives or guaranteed equity compensation
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation	×	Do not provide significant perquisites
✓	Target total direct cash compensation at the market median and weight the overall pay mix towards incentive compensation for executive officers	×	Do not reprice our stock option awards and our 2021 Plan expressly forbids repricing or exchanging underwater options for cash or other awards without stockholder approval
✓	Engage an independent compensation consultant to advise our compensation committee	×	Do not provide tax gross-up payments with respect to any excise tax due under the federal tax code as a result of severance payments
✓	Maintain robust stock ownership guidelines for our directors and executive officers	×	No hedging, pledging, or short sales of stock permitted
✓	Have double trigger requirements on cash severance payments and long-term incentive equity benefits following a change-in-control	×	Do not provide incentives that encourage excessive risk-taking
✓	Maintain an incentive compensation “clawback” policy

DETERMINATION OF EXECUTIVE COMPENSATION AND COMPENSATION PRACTICES

Our compensation committee is primarily responsible for overseeing our compensation strategy, utilizing, in general, the following resources and processes:

Compensation Committee
●	Oversees our compensation and benefit plans and policies
●	Administers our equity-based plans and annual incentive compensation plans, including setting vesting conditions for awards (including performance metrics) and determining the amounts of the awards granted to our executive officers, aligning it with our executive compensation philosophy.
●	Considers, reviews and approves compensation decisions relating to our executive officers, including our Chief Executive Officer
●	Considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself
●	Reviews and provides recommendations to our Board regarding the compensation of our directors
●	All decisions regarding the compensation of our executive officers were made independently by the compensation committee

CEO and Management
●	CEO recommends base salary, and short-term and long-term compensation, including equity incentives, for the other executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals
●	Management presents recommendations and other data, including various compensation survey data and publicly-available data of our peers
●	CEO typically attends meetings of the compensation committee, the compensation meets outside the presence of our CEO when discussing his compensation, among certain other matters

Independent Compensation Consultant – Pearl Meyer & Partners, LLC (“Pearl Meyer”)
●	Assists the compensation committee in its review of our executive compensation program and the determination of an appropriate peer group

●	Consults with compensation committee regularly throughout the year, and one or more representatives of Pearl Meyer attends portions of our compensation committee meetings.

Our compensation committee uses compensation data from market survey data published by third parties and compensation data provided by Pearl Meyer for use as a general indicator of relevant market conditions and pay practices and as a broader reference point when determining compensation for our executive officers.

In addition to survey and benchmarking information derived from our peer group (as described below), other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions and complexity of the position. More specifically, our compensation committee considers the performance of the Company’s NEOs, the individual’s historical compensation and any retention concerns, and the Chief Executive Officer’s recommendations (in the case of NEOs other than the Chief Executive Officer), before determining the compensation arrangement for each of them.

Our compensation committee also regularly reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking, reviews, and discusses at least annually the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. Our compensation committee has specifically evaluated the Company’s compensation structure and practices and concluded that they are not reasonably likely to have a material adverse effect on our business.

In the past, the compensation committee granted stock options to certain of its directors, executive officers and other employees. In Fiscal Year 2024, we did not grant stock options or similar option-like instruments. In general, however, we do not grant options or other equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Peer Group Companies

Our compensation committee worked with Pearl Meyer to establish a compensation peer group to help enable our NEOs to receive fair and competitive pay relative to market standards.

Our peer group, which was used to inform Fiscal Year 2024 compensation, consisted of companies in similar industries (consisting of outdoor living-focused businesses, water-related businesses and heating, ventilation and air condition systems businesses), with comparable revenues and market capitalization and with which we compete for executive talent and business and investment capital. Maintaining a peer group that comprises companies similarly situated to us enables us to generally benchmark the total direct compensation of our NEOs at the market median. Accordingly, our peer group list is subject to change over time. As a result of its acquisition by Xylem, Inc., Evoqua Water Technologies Corp. was removed from our peer group for Fiscal Year 2024.

The peer group approved by the compensation committee for Fiscal Year 2024 for use in benchmarking compensation was as follows:

Peer Group
A. O. Smith Corporation	Latham Group, Inc.	Pentair plc	The Toro Company
Aaon, Inc.	Lennox International Inc.	Pool Corporation	Trex Company, Inc
Badger Meter, Inc.	Leslie’s, Inc.	SiteOne Landscape Supply, Inc.	Watts Water Technologies, Inc.
CSW Industrials, Inc.	Mueller Industries Inc.	SPX Technologies, Inc.	YETI Holdings, Inc.
Generac Holdings Inc	Mueller Water Products, Inc	The Azek Company Inc	Zurn Elkay Water Solutions Corporation

For Fiscal Year 2025, the compensation committee revised the compensation peer group by eliminating the six largest members of the peer group by revenue (A.O. Smith Corporation, Generac Holdings Inc., Mueller Industries Inc., Lennox International Inc., SiteOne Landscape Supply, Inc., and The Toro Company) and adding Fluidra S.A. as a new peer.

ELEMENTS OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. The following table summarizes the principal components and related performance criteria of our executive compensation program in Fiscal Year 2024:

Compensation Element	Base Salary	Bonus	Equity
Form of Delivery	Cash	Cash	RSUs	PSUs
Performance Emphasis	Short-term		Long-term
Performance Measures/ Value Realization	Fixed component of compensation for services provided to the Company	Adjusted EBITDA Revenue (Net Sales) Cash Conversion Cycle	Value based on HAYW stock price on vesting dates	Adjusted EBITDA Margin Gross Profit Margin Return on Gross Invested Capital TSR
Performance/Vesting Period	Ongoing	One year	Generally vest annually over three years	Vest at the end of three-year period, with performance (other than with respect to TSR) measured generally over a one-year period
Payout Determination	Primarily benchmarked against Peer Group, reflecting the executive’s skill set, experience, role and responsibilities	Primarily based on level of achievement against financial and operational goals, and may include discretionary bonus to recognize individual contributions	Completion of continued service through each vesting date	Based on level of achievement against performance goals and continued service through performance period and vesting date

For Fiscal Year 2024, the compensation of our NEOs generally consisted of:

●	Base salary;

●	Annual performance-based cash bonus opportunities;

●	Equity incentive compensation;

●	Certain severance benefits;

●	Participation in our 401(k) Plan;

●	Employer matches in non-qualified deferred compensation; and

●	Health and welfare benefits.

These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success, reward executives based on performance and align executives with the interests of our stockholders.

Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Base Salaries

Our NEOs receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The following table sets forth the base salaries of our NEOs at the end of Fiscal Year 2024. For information regarding the salary earned by our NEOs in Fiscal Year 2024, see “Summary Compensation Table” below.

Named Executive Officer	Fiscal Year 2023 Base Salary (1)	Fiscal Year 2024 Base Salary (2)	Percentage Change (3)
Kevin Holleran	$938,000	$938,000	—
Eifion Jones	$540,000	$560,000	3.70%
John Collins	$500,000	$500,000	—
Susan Canning	$445,000	$460,000	3.37%
Eric Sejourne (4)	—	$470,000	—

(1)	The salaries disclosed are as of December 31, 2023.

(2)	The salaries disclosed are as of December 31, 2024.

(3)	Percentages shown represent merit increases awarded to the NEOs in Fiscal Year 2024.

(4)	Mr. Sejourne was hired effective April 15, 2024.

Bonus Compensation

Annual Incentive Plan

Pursuant to our go-forward compensation structure that aligned executive compensation to market and internal equity targets, the compensation committee approved the following bonus targets for our NEOs in Fiscal Year 2024:

Named Executive Officer	Target Bonus Percentage (1)
Kevin Holleran	115%
Eifion Jones	75%
John Collins	70%
Susan Canning	60%
Eric Sejourne	60%

(1)	Expressed as percentage of NEO’s annual salary. The target bonus percentages disclosed are as of December 31, 2024.

The amount of incentive awards paid under our annual incentive plan is based on performance relative to threshold, target, and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 40% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at or above a maximum level of performance are at 200% of the target payout, with payouts for performance between these levels being interpolated. For Fiscal Year 2024, annual bonuses were based on previously determined factors that the compensation committee deemed appropriate, consisting of achievement of Company adjusted EBITDA, revenue (net sales), and cash conversion cycle. In calculating the bonus payouts, generally, performance relative to the adjusted EBITDA target was weighted as 70% of the total target performance, the revenue (net sales) target was weighted as 20% of the total target performance, and the cash conversion cycle target was weighted as 10% of the total target performance.

The compensation committee selected these performance measures because they are the critical measures we use internally in managing our businesses and, with respect to adjusted EBITDA, revenue, and cash conversion cycle, are measures of our profitability and the performance of our assets relative to our investment. The compensation committee believes that performance against these measures is a primary driver, over time, of the value of our company. The compensation committee believes that adjusted EBITDA, revenue, and cash conversion cycle are the most appropriate measures of the annual operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the compensation committee considered management’s recommendations. Consistent with past practice, the Fiscal Year 2024 adjusted EBITDA performance target was established early in the year. In establishing the adjusted EBITDA target at that time, the compensation committee considered macroeconomic challenges and uncertainty and high interest rates environment, which negatively influenced consumer demand and resulted in setting a lower target than the previous fiscal year.

Despite macroeconomic challenges faced by the pool industry, the Company achieved sales and earnings growth, margin expansion, and increased cash flow generation in Fiscal Year 2024. Adjusted EBITDA increased by 12.2% to $277.4 million for the full Fiscal Year 2024, driven primarily by increased net sales and higher operating leverage. Adjusted EBITDA margin increased by 150 basis points to 26.4% for the full Fiscal Year 2024 compared to the prior fiscal year. In addition, Our cash conversion cycle for Fiscal Year 2024 improved from 171 days in the prior fiscal year to 154 days. For a reconciliation of Adjusted EBITDA to net income for Fiscal Years 2024 and 2023, see pages 48-49 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

The following table presents the 2024 performance goals set for the annual incentive plan. The table shows goals for threshold, target, and maximum performance levels, actual 2024 performance and the percentage of target payout achieved for each goal.

Performance Metrics		Performance Levels			Actual Performance
(dollars in millions)	Weighting	Threshold (40% of Target)	Target	Maximum (200% of Target)	Result	% of Target Payout Achieved
Adjusted EBITDA (1)	70%	$250.0	$275.6	$310.0	$277.4	105.4%
Revenue (Net Sales) (2)	20%	$1,000.0	$1,067.1	$1,150.0	$1,051.6	82.8%
Cash Conversion Cycle (3)	10%	170 days	164 days	150 days	154 days	168.6%

(1)	Adjusted EBITDA for purposes of the annual incentive plan is generally defined as earnings before interest (including amortization of debt costs), income taxes, depreciation, and amortization further adjusted for the impact of restructuring related income or expenses, certain stock-based compensation, currency exchange items, and certain non-cash, nonrecurring or other items that are included in net income that the compensation committee does not consider indicative of the Company’s ongoing operating performance. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the Company in its quarterly and annual earnings announcements.

(2)	Revenue is defined as net sales for the fiscal year ended December 31, 2024. Net sales is measured as gross sales net of rebates, and other discounts.

(3)	Cash Conversion Cycle is defined as days sales outstanding, plus days on hand of inventory, less days payable outstanding.

The target and actual cash bonus amounts for our applicable NEOs who received any bonus payment for Fiscal Year 2024 are set forth below.

Named Executive Officer	Target Bonus	Weighted Payout (%)	Earned Bonus	Bonus Paid
Kevin Holleran	$1,078,700	107.2%	$1,156,366	$1,156,366
Eifion Jones	$420,000	107.2%	$450,240	$470,000	(1)
John Collins	$350,000	107.2%	$375,200	$375,200
Susan Canning	$276,000	107.2%	$295,872	$295,872
Eric Sejourne	$282,000	107.2%	$302,304	$280,000	(2)

(1)	Mr. Jones’ bonus includes an additional $19,760 to recognize his extraordinary leadership that resulted in profitability and cash management that exceeded expectations, which amount is shown under the “Bonus” column in the “Summary Compensation Table,” below.

(2)	As part of his employment offer, Mr. Sejourne’s 2024 annual incentive plan bonus was a minimum of $141,000, or 50% of his full-year target. The compensation committee used its discretion to adjust Mr. Sejourne’s paid bonus to recognize both his term of service and contributions in 2024. In addition, Mr. Sejourne received a $133,000 signing bonus pursuant to the terms of his employment offer, which amount is shown under the “Bonus” column in the “Summary Compensation Table” below.

2025 Bonus Opportunities

For fiscal year 2025, the compensation committee approved financial and operational targets deemed appropriate, including achievement of Company adjusted EBITDA, revenue (net sales) and cash conversion cycle. The compensation committee weighed the targets as follows: adjusted EBITDA: 60%, revenue: 30% and cash conversion cycle: 10%.

Equity Compensation

A significant portion of each named executive officer’s compensation is in the form of equity compensation to create a strong alignment with the interests of stockholders. If the Company’s stock price declines, so does the value of the NEOs’ compensation, and vice versa.

Prior to the IPO, our Board adopted and our stockholders approved our Second Amended and Restated Hayward Holdings, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), which provided for the grant of equity awards with respect to our common stock. In connection with our IPO, we adopted the Hayward Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). We believe using long-term incentive compensation provides our employees (including the NEOs) and other eligible service providers the opportunity to participate in the equity appreciation of our business, incentivizes them to work towards Hayward’s long-term performance goals and aligns their interests with the interests of our stockholders. We also believe that such awards function as a compelling incentive and retention tool.

Awards Granted in 2024

In Fiscal Year 2024, our NEOs received time-based RSUs and PSUs, which vest based on achievement of specified performance measures as described below. The target equity award mix for the CEO was 50% RSUs and 50% PSUs and for the other NEOs, the target equity award mix was 60% RSUs and 40% PSUs.

The following table summarizes the number of RSUs and PSUs at target level of performance for the Fiscal Year 2024 annual equity grants awarded to the NEOs. The table does not include one-time equity grants described below.

Named Executive Officer	Grant Date Target Value ($)	Annual RSU Grant (#)	Annual RSU Target Value ($)	Annual PSU Grant (#)	Annual PSU Target Value ($)
Kevin Holleran	3,700,000	130,650	1,850,000	130,650	1,850,000
Eifion Jones	1,200,000	50,848	720,000	33,900	480,000
John Collins	750,000	31,780	450,000	21,188	300,000
Susan Canning	680,000	28,814	408,000	19,210	272,000
Eric Sejourne	550,000	23,355	330,000	15,570	220,000

Performance-Based Stock Units

2022 PSU Awards

In 2022, the compensation committee awarded PSUs for the first time. These PSUs featured vesting terms based on achievement of specified performance measures over a three-year performance period ending December 31, 2024. For these awards, the compensation committee selected organic net revenue growth and adjusted EBITDA margin, weighted equally, as the performance measures. Organic net sales is calculated as consolidated net sales less the net sales of any businesses acquired during the performance period. Adjusted EBITDA is calculated as described above under “Executive Compensation—Elements of the Company’s Compensation Program—Bonus Compensation—Annual Incentive Plan,” and adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales. Each of these measures was subject to adjustment for non-recurring or extraordinary items not contemplated in the target setting process, as determined by the compensation committee.

The target and vesting scale for these PSUs, and the earned level achieved, are shown in the following table:

Performance Measure	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Earned % (1)
Organic net revenue growth	19.0%	30.6%	37.8%	-26.6%	0%
Adjusted EBITDA margin	28.6%	29.8%	31.3%	26.4%	0%

(1)	Based on the below-threshold results of the performance measures for the three-year period ended December 31, 2024, no shares were paid out to any of the NEOs with respect to the PSUs granted in 2022.

2024 PSUs Awards

PSUs awarded in Fiscal Year 2024 are earned based on 40% adjusted EBITDA margin, 40% gross profit margin and 20% return on gross invested capital. The final payout is subject to an absolute total shareholder return (“TSR”) modifier. To recognize the macroeconomic uncertainty, driven by higher interest rates and an inflationary environment, at the beginning of 2024, the compensation committee determined that forecasting three-year financial performance targets would be difficult. As a result, the adjusted EBITDA margin, gross profit margin, and return on gross invested capital targets were tied to results for fiscal year 2024. The final payout, if any, will be determined in early 2027, after applying the three-year TSR modifier. This approach allows the Company to balance near-term accountability in a dynamic environment with a continuing commitment to align compensation with long-term value creation for our stockholders.

Gross profit margin is calculated by dividing the Company’s gross profit by net sales. Return on gross invested capital is calculated by dividing adjusted EBITDA by the sum of the amount of the Company’s gross property, plant, and equipment (both purchased and under capital lease) plus working capital. Each of the financial measures selected by the compensation committee can be impacted by a variety of non-recurring or extraordinary items (e.g., business restructuring) and actual results may be adjusted for these items if not contemplated in the target setting process. Adjustments to these measures, if any, are determined by the compensation committee.

When performance falls below the threshold, executives receive no payout for their PSUs. Before giving effect to the TSR modifier, payouts at a threshold level of performance are 25% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at or above a maximum level of performance are at 200% of the target payout, with payouts for performance between these levels being interpolated.

The following table summarizes the target levels with respect to these performance measures, along with the actual performance thereof. As described in greater detail below, the PSUs have not yet vested as they remain subject to a three-year TSR modifier.

		Performance Levels			Actual Performance
Performance Measure	Weighting	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Performance	Earned % (1)
Adjusted EBITDA margin	40%	25.0%	25.8%	27.0%	26.4%	150.0%
Gross profit margin	40%	48.5%	49.6%	52.0%	50.5%	137.5%
Return on gross invested capital	20%	40.5%	43.3%	47.5%	45.3%	147.6%

(1)	The actual earned amounts remain subject to the TSR modifier, described below, and the executive’s continued employment with the Company through the applicable vesting date.

The amount of PSUs earned for payout may be adjusted based on the Company’s TSR for the three-year period ending December 31, 2026 (the “TSR Performance Period”). The TSR is calculated as the percentage change in the trading price of the Company’s common stock over the TSR Performance Period based on the average closing price of the Company’s common stock on the NYSE for the first 20 trading days of the TSR Performance Period compared to the average closing price of the Company’s common stock on the NYSE for the last 20 trading days of the TSR Performance Period. In the event that the TSR for the TSR Performance Period is less than 0% (that is, a negative amount), the amount of PSUs earned based on achievement with respect to the performance goals will be reduced by 15%. In the event that the TSR for the TSR Performance Period is greater than 10%, the amount of PSUs earned based on achievement with respect to the performance goals will be increased by 15%. In the event that the TSR for the TSR Performance Period is between 0% and 10% (inclusive), there will be no TSR-based adjustment to the amount of PSUs earned based on achievement with respect to the performance metrics set out in the table above.

Time-Based RSUs

Our annual RSU awards granted to NEOs in Fiscal Year 2024 vest, subject to continued employment, in equal annual installments over a three-year period. Accordingly, such awards serve as a retention incentive, as unvested awards are forfeited if the executive voluntarily leaves the Company.

The compensation committee awarded Ms. Canning, our Chief Legal Officer, a one-time equity award with a grant date target fair value of $75,000, in recognition of her continued additional organizational responsibilities of leading the global human resources function through May 2024 and vest in accordance with the terms of her annual equity grant. In addition, as part of Mr. Sejourne’s new hire arrangement, the compensation committee granted Mr. Sejourne a one-time equity award with a grant date target fair value of $172,000 that vest on May 3, 2025, generally subject to Mr. Sejourne’s continued employment with us through the applicable vesting date, intended to compensate him for the equity value he would forfeit upon his departure from his prior employer. On September 13, 2024, Mr. Collins was awarded RSUs with a grant date target fair value of $3,000,000 consistent with the compensation committee’s goal of long-term retention of the Company’s key employees and in recognition of his leadership skills. As such, the award features extended vesting terms, with 50% of the RSUs vesting on the third anniversary of the grant and the remainder of the RSUs vesting on the fifth anniversary of the grant, in each case subject to his continued employment with the Company.

Equity Program Changes for 2025

For the PSUs awarded in 2025, the compensation committee utilized performance metrics that are measured over a three-year period ending December 31, 2027, subject to a relative TSR modifier, measured over the same three-year performance period. The compensation committee selected net sales annual growth rate (weighted 50%), adjusted EBITDA margin (weighted 30%) and return on gross invested capital (weighted 20%), along with a TSR modifier, as the performance metrics to continue our focus on profitability and efficient use of assets and incentivize the growth of our business. Before applying the TSR modifier, performance at threshold will result in payout of 50% of target payout (compared to 25% for the Fiscal Year 2024 PSUs). Otherwise, the payout percentages are unchanged from Fiscal Year 2024. For the TSR modifier in 2025, instead of absolute total return over a three-year period, the modifier is based on relative total shareholder return of the Company’s stock compared to the companies in the S&P SmallCap600 Industrials Index (the “Benchmark Index”). The TSR modifier will continue to adjust shares earned by +/- 15%, with TSR below the 25th percentile of the Benchmark Index resulting in a 15% reduction, TSR above the 75th percentile of the Benchmark Index resulting in a 15% increase, and any other TSR outcome resulting in no change. PSUs continue to vest on the third anniversary of the grant date, subject to continued employment, and the compensation committee’s certification of the performance goal achievement and the relative total shareholder return modifier for the three-year period. The compensation committee increased the weighting of PSUs for NEOs other than the CEO to match the mix awarded to the CEO of 50% RSUs and 50% PSUs. The compensation committee believes that setting PSUs at 50% for all NEOs, will further align our executives’ interests with those of our stockholders.

Other Elements of Compensation

Retirement Plans

We maintain the Hayward Industries, Inc. Retirement Plan, a 401(k) retirement plan for our full-time employees. There is an employer contribution match to the 401(k) plan equal to 50% of compensation contributed to the plan up to 6% of eligible earnings by an employee. In addition, after one year of service, we make an annual non-discretionary safe harbor contribution to the 401(k) plan of 3% of an employee’s compensation. Our NEOs are eligible to participate in these plans on the same basis as our other full-time employees.

In addition, we maintain the Hayward Industries, Inc. Supplementary Retirement Plan, a nonqualified deferred compensation plan in which participants, including our NEOs, receive an employer contribution of up to a 9% match of eligible earnings deferred under the plan. The investment options mirror the investment options provided for in the 401(k) plan.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

●	health, vision, and dental insurance;

●	short-term and long-term disability insurance; and

●	life and accidental death & dismemberment insurance.

In addition, to encourage hands-on experience with Hayward products by our executive officers, the Company maintains a Hayward Products Valuation and Marketing Policy pursuant to which Hayward directors and executive officers may receive Hayward pool products for personal use at no cost to the director or executive officer.

Certain of our NEOs are entitled to other perquisites pursuant to their employment agreements with the Company. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements,” below.

Employment and Severance Arrangements

As of December 31, 2024, we were party to employment agreements or offer letters with our NEOs. A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements for Fiscal Year 2024 is described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements,” below.

Additional Compensation Components

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to allow us to provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete, as well as to reflect current market and global conditions. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by our compensation committee.

Tax and Accounting Considerations

The compensation committee has continued to use performance-based compensation arrangements for awards to the NEOs even though such incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.

The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718, “Compensation - Stock Compensation.” The Company also takes into consideration ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

INSIDER TRADING POLICY, HEDGING AND PLEDGING POLICIES, DERIVATIVES TRADING

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees (the “Insider Trading Policy”). The Company also follows procedures for the repurchase of its securities. The Company believes that its Insider Trading Policy and its repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company.

As part of our insider trading policy, all of our directors, officers and employees are prohibited from engaging in hedging and other monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. We also prohibit our directors, officers and employees from speculating in our equity securities, including through the use of short sales or by trading in options or other derivative securities with respect to our securities.

STOCK OWNERSHIP GUIDELINES

Our Board maintains stock ownership guidelines for our executive officers and the compensation committee is responsible for administering these guidelines. Our stock ownership guidelines were put in place in connection with the IPO and are intended to strengthen the alignment of interests between our executive officers and our stockholders. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

Our guidelines for executive officers provide the following:

Position	Ownership Guideline (multiple of base salary)
Chief Executive Officer	5x
Chief Financial Officer	3x
Other Executive Officers	1x

Executive officers are required to achieve the applicable level of ownership within five years of the later of (i) the date the ownership guidelines were adopted, February 10, 2021, or (ii) the date such person was designated an executive officer or became a director, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares (including by a member of his or her immediate family residing in the same household), shares held in trust for the benefit of the executive officer or director (or a member of his or her immediate family residing in the same household), shares held in our employee stock purchase plan, 401(k) or deferred compensation retirement plans, shares underlying vested incentive equity awards (including, without limitation, in-the-money vested stock options, vested stock appreciation rights, and vested RSUs and PSUs that have not yet been settled), and shares underlying unvested RSU awards (net of applicable tax withholding). Pledged shares and any unexercised and unvested equity awards (other than unvested RSUs) do not count towards satisfaction of the guidelines.

Failure to comply with the stock ownership guidelines will (among other things, as may be determined by the compensation committee) require executive officers and independent directors to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable) received upon the vesting or settlement of equity awards or the exercise of stock options, until the thresholds stated above are reached. The compensation committee periodically reviews the stock ownership guidelines and no less than annually monitors the executives’ progress toward meeting their target ownership levels.

INCENTIVE-BASED RECOVERY POLICY

We maintain a compensation clawback policy with respect to our executive officers, which addresses requirements under rules recently adopted by the SEC and NYSE mandating the clawback of incentive compensation upon the restatement of the Company’s financial statements. The policy generally requires the recovery by the Company, in the event of a required accounting restatement (including a “little-r” restatement) of the Company’s financial statements, of incentive-based compensation that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. To facilitate the application of the policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure to agree to repay any such excess compensation in accordance with this policy.

COMPENSATION COMMITTEE REPORT

The compensation committee members who served during Fiscal Year 2024, have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee members who served during the Fiscal Year 2024, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Hayward’s Annual Report on Form 10-K for the year ended December 31, 2024.

Lawrence H. Silber (Chairperson)
Stephen Felice
Kevin Brown

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs for the years indicated below.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Kevin Holleran President, Chief Executive Officer	2024	938,000	—	3,700,008	—	1,156,366	—	229,575	6,023,949
	2023	923,135	150,000	2,220,021	1,480,003	—	—	201,337	4,974,496
	2022	875,000	—	700,006	2,800,000	—	—	369,752	4,744,758
Eifion Jones Senior Vice President, Chief Financial Officer	2024	556,154	19,760	1,200,032	—	450,240	—	133,436	2,359,622
	2023	531,731	125,000	648,015	432,000	—	—	92,053	1,828,799
	2022	493,452	150,000	185,843	743,300	—	—	109,795	1,682,390
John Collins Senior Vice President, Chief Commercial Officer	2024	500,000	—	3,750,028	—	375,200	—	127,590	4,752,818
	2023	444,327	125,000	333,750	222,504	—	—	93,655	1,219,236
	2022	261,538	232,500	173,753	255,000	—	—	167,148	1,089,939
Susan Canning Senior Vice President, Chief Legal Officer and Corporate Secretary	2024	457,115	—	755,026	—	295,872	—	108,851	1,616,864
	2023	440,192	125,000	623,001	267,004	—	—	87,966	1,543,163
	2022	416,539	130,000	80,028	423,000	—	—	91,467	1,141,034
Eric Sejourne Senior Vice President, Chief Global Operations Officer	2024	325,385	133,000	722,014	—	280,000	—	98,704	1,559,103

(1)	The amounts shown for each of the NEOs include contributions made by them to the Hayward Industries, Inc. Retirement Plan, described under “Executive Compensation—Elements of the Company’s Compensation Program—Other Elements of Compensation—Retirement Plans.”

(2)	The amount shown for Mr. Jones is a discretionary bonus, in addition to his bonus earned under the annual incentive plan, for his continued leadership, focus on profitability and cash management that exceeded expectations. The amount shown for Mr. Sejourne is a signing bonus as part of his employment offer.

(3)	The amounts shown in this column represents the aggregate grant date fair value of RSU awards and PSU awards at the target level of performance, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of all PSU awards and RSU awards made to executive officers in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Assuming maximum payouts under the PSUs, which are 230% of the target levels, the amounts reported above for the RSUs and PSUs for 2024 would be as follows: Mr. Holleran, $6,105,013; Mr. Jones, $1,824,063; Mr. Collins, $4,140,057; Ms. Canning, $1,033,637; and Mr. Sejourne, $836,015. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(4)	The amounts shown in this column represent the grant date fair value of options to purchase our common stock, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 17 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2024.

(5)	The amounts shown in this column are annual bonus amounts payable in respect of each fiscal year reported. Our annual incentive plan is described above under “Executive Compensation—Elements of the Company’s Compensation Program—Bonus Compensation—Annual Incentive Plan.”

(6)
In the Company’s proxy statements for the years ended December 31, 2023 and 2022, the amounts set forth in this column included NEO and registrant contributions to the Company’s nonqualified deferred compensation plan and aggregate earnings for each NEO under the plan for each year. Earnings under the Company’s nonqualified deferred compensation plan are not above-market or preferential and, accordingly, are not included in this column. See “Employee Deferred Compensation,” below.

(7)	The amounts shown in the “All Other Compensation” column reflect the following items, as applicable to each named executive officer for the Fiscal Year 2024:

Name	401(k) Plan ($) (a)	Supplemental Medical Plan ($) (b)	Nonqualified Deferred Compensation Plan ($) (c)	Life Insurance	Other (d)	Total ($)
Kevin Holleran	20,700	16,512	188,493	3,870	-	229,575
Eifion Jones	20,700	16,512	92,354	3,870	-	133,436
John Collins	20,700	15,588	78,768	1,350	11,184	127,590
Susan Canning	20,700	16,512	67,769	3,870	-	108,851
Eric Sejourne	8,135	6,248	26,031	2,679	55,611	98,704

(a)	The amounts shown reflect Company matching contributions to the Hayward Industries, Inc. Retirement Plan, described under “Executive Compensation—Elements of the Company’s Compensation Program—Other Elements of Compensation—Retirement Plans.” For Mr. Holleran, Mr. Jones and Mr. Collins and Ms. Canning, this reflects $10,350 in employer matching contributions to their 401(k) plans and an additional $10,350 safe harbor contribution to their 401(k) plans. For Mr. Sejourne, this reflects $8,135 in employer matching contributions to his 401(k) plan.

(b)	The amounts shown reflect premiums for a supplemental executive medical plan that we make available to certain of our senior employees, including our NEOs.

(c)	The amounts shown reflect Company matching contributions to the Hayward Industries, Inc. Supplementary Retirement Plan, described under “Executive Compensation—Elements of the Company’s Compensation Program—Other Elements of Compensation—Retirement Plans.”

(d)
The amounts shown for Mr. Collins reflects the value of company products received under the Hayward Products Valuation and Marketing Policy. For Mr. Sejourne the amount shown reflects relocation expenses paid pursuant to an agreement. The amount includes gross-up payments of $16,891 for income taxes related to the relocation expense payments.

GRANTS OF PLAN-BASED AWARDS TABLE - FISCAL YEAR 2024

The following table provides supplemental information relating to grants of plan-based awards made during Fiscal Year 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards that the Company granted to the NEOs during Fiscal Year 2024.

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plans (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Holleran	N/A	269,675	1,078,700	2,157,400
	3/4/2024				27,763	130,650	300,495		1,850,004
	3/4/2024							130,650	1,850,004
Eifion Jones	N/A	105,000	420,000	840,000
	3/4/2024				7,204	33,900	77,970		480,024
	3/4/2024							50,848	720,008
John Collins	N/A	87,500	350,000	700,000
	3/4/2024				4,502	21,188	48,732		300,022
	3/4/2024							31,780	450,005
	9/13/2024							221,239	3,000,001
Susan Canning	N/A	69,000	276,000	552,000
	3/4/2024				4,082	19,210	44,183		272,014
	3/4/2024							28,814	408,006
	3/4/2024							5,297	75,006
Eric Sejourne	N/A	70,500	282,000	564,000
	5/3/2024				3,309	15,570	35,811		220,004
	5/3/2024							23,355	330,006
	5/3/2024							12,173	172,004

(1)	These grants were issued under the 2021 Plan.

(2)	Threshold, target and maximum non-equity incentive opportunities calculated as a percentage of actual base salary earned during the performance year.

(3)	Reflects PSU awards granted in Fiscal Year 2024. Refer to “Executive Compensation—Elements of the Company’s Executive Compensation Program—Equity Compensation—Performance -Based Stock Units” for further details on these awards.

(4)	Amounts reflect the full grant-date fair value of PSU awards and RSU awards granted during Fiscal Year 2024, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all PSU awards and RSU awards made to executive officers in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The material terms of the employment agreements with each of our NEOs, as in effect in Fiscal Year 2024, are described below. Each of our NEOs’ employment is “at will” and may be terminated at any time.

Executive Compensation Arrangements

Each of the NEOs is a party to agreements with us that set forth the terms and conditions with respect to his or her employment. The material terms of these agreements are described below.

Mr. Holleran. The Company entered into an amended and restated employment agreement with Mr. Holleran on March 2, 2021. Mr. Holleran’s employment agreement provides that, for so long as Mr. Holleran serves as our Chief Executive Officer, the Company will nominate him to serve as a member of the Board, and, if so elected, he will continue to serve as a member of the Board. Under Mr. Holleran’s employment agreement he is also entitled to certain personal benefits, including payment or reimbursement for dues for a specified organization and costs incurred in attending the organization’s meetings. In addition, Mr. Holleran’s amended and restated employment agreement, as amended on July 18, 2023, provided for relocation benefits of reasonable temporary housing and reimbursement for travel to and from Mr. Holleran’s home to the Company’s principal executive offices until September 30, 2023. In addition, pursuant to a relocation agreement between Mr. Holleran and Hayward Industries, Inc., dated November 14, 2023 (the “Relocation Agreement”), Hayward Industries, Inc. agreed to pay Mr. Holleran certain relocation benefits regarding relocating to the Charlotte, North Carolina metropolitan area, including a lump-sum payment of $10,000 and up to a $90,000 reimbursement for reasonable expenses associated with the sale of Mr. Holleran’s home, provided the home is sold by March 31, 2025, among other benefits set forth therein.

Under his amended and restated employment agreement, Mr. Holleran has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Holleran has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a perpetual mutual non-disparagement covenant.

Mr. Jones. The Company entered into an amended and restated employment agreement with Mr. Jones on March 2, 2021. Under Mr. Jones’s employment agreement he is entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer). Under his amended and restated employment agreement, Mr. Jones has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. Mr. Jones is also party to Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements he entered into in connection with the grant to him of options to purchase the Company’s common stock under which he has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. Mr. Jones has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a non-disparagement covenant.

Mr. Collins. The Company entered into an employment agreement with Mr. Collins on May 16, 2022. Under Mr. Collins’ employment agreement, he is entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer). Under his employment agreement, Mr. Collins has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Collins has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant.

Ms. Canning. The Company entered into an employment agreement with Ms. Canning on May 12, 2021. Under Ms. Canning’s employment agreement, she is entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer). Under her employment agreement, Ms. Canning has agreed not to compete with us during her employment and for one year following her termination of employment or solicit our officers, employees, customers or vendors during her employment and for two years following her termination of employment. In addition, Ms. Canning has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant.

Mr. Sejourne. The Company entered into an employment agreement with Mr. Sejourne effective April 15, 2024. Under Mr. Sejourne’s employment agreement, he is entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer). Under his employment agreement, Mr. Sejourne has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Sejourne has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant.

Each of these agreements provides for certain severance benefits to be paid upon qualifying terminations of employment that are described below in “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024. Each of these awards were granted under the 2021 Plan unless otherwise noted.

Name	Grant Date (1)	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
Kevin Holleran	12/24/2019(2)	3,238,571	-	1.40	12/24/2029
	3/11/2021	607,235	-	17.00	3/11/2031
	3/3/2022	338,777	169,390	17.10	3/3/2032			-	-
	3/2/2023	104,298	208,599	11.81	3/2/2033	83,546	1,277,418	31,330	479,036
	3/4/2024					130,650	1,997,639	261,300	3,995,277
Eifion Jones	4/20/2020(2)	834,375	156,000	1.40	4/20/2030
	3/11/2021	171,887	-	17.00	3/11/2031
	3/3/2022	89,938	44,970	17.10	3/3/2032			-	-
	3/2/2023	30,443	60,889	11.81	3/2/2033	18,290	279,654	9,145	139,827
	3/4/2024					50,848	777,466	67,800	1,036,662
John Collins	7/29/2022	41,362	20,682	11.67	7/29/2032	3,143	48,056	-	-
	3/2/2023	15,680	31,361	11.81	3/2/2033	12,561	192,058	4,710	72,016
	3/4/2024					31,780	485,916	42,376	647,929
	9/13/2024					221,239	3,382,744
Susan Canning	8/4/2021	27,323	-	23.29	8/4/2031
	3/3/2022	51,178	25,592	17.10	3/3/2032			-	-
	3/2/2023	18,816	37,633	11.81	3/2/2033	27,634	422,524	5,652	86,419
	3/4/2024					34,111	521,557	38,420	587,442
Eric Sejourne	5/3/2024					35,528	543,223	31,140	476,131

(1)	The following sets forth the vesting schedule and related information for the outstanding unvested stock options, RSUs and PSUs (i.e. equity plan awards):
Grant Date	Grant Type	Vesting Schedule
4/20/2020	Stock Options	Unvested portion vests on April 20, 2025, subject generally to the executive’s continued employment with the Company.
3/3/2022	Stock Options	Unvested portion vests on April 3, 2025, subject generally to the executive’s continued employment with the Company.
3/3/2022	PSUs	Reflects below threshold performance as of December 31, 2024. Generally any shares awarded would have been issued in March 2025, but due to below-threshold performance, no shares were awarded with respect to these PSUs.
3/3/2022	RSUs	Unvested portion vests on April 3, 2025, subject generally to the executive’s continued employment with the Company.
7/29/2022	Stock Options	Unvested portion vests on July 29, 2025, subject generally to the executive’s continued employment with the Company.
7/29/2022	PSUs	Reflects below threshold performance as of December 31, 2024. Generally any shares awarded would have been issued in July 2025, but due to below-threshold performance, no shares were awarded with respect to these PSUs.
7/29/2022	RSUs	Unvested portion vests on July 29, 2025, subject generally to the executive’s continued employment with the Company.
3/2/2023	Stock Options	Unvested portion vests in two equal installments, on each of March 2, 2025 and March 2, 2026, subject generally to the executive’s continued employment with the Company.
3/2/2023	PSUs	Award generally vests subject to the satisfaction of the three-year performance period and the executive’s continued employment with the Company. Reflects threshold performance and generally any shares awarded would be issued in March 2027.
3/2/2023	RSUs	Unvested portion vests in two equal installments, on each of March 2, 2025 and March 2, 2026, subject generally to the executive’s continued employment with the Company.
3/4/2024	PSUs	Award generally vests subject to the satisfaction of the one-year performance period, subject to a three-year absolute total shareholder return modifier, and the executive’s continued employment with the Company. Reflects maximum performance and generally any shares awarded would be issued in March 2027.
3/4/2024	RSUs	Unvested portion vests in three equal installments, on each of March 4, 2025, March 4, 2026 and March 4, 2027, subject generally to the executive’s continued employment with the Company.
5/3/2024	PSUs	Award generally vests subject to the satisfaction of the three-year performance period and the executive’s continued employment with the Company. Reflects maximum performance and generally any shares awarded would be issued in May 2027.
5/3/2024	RSUs	Award vests with respect to 14,901 RSUs on May 3, 2025, and with respect to 9,605 RSUs on each of May 3, 2026 and May 3, 2027, subject generally to the executive’s continued employment with the Company.
9/13/2024	RSUs	Award vests in two equal installments, on each of September 13, 2027 and September 13, 2029, subject generally to the executive’s continued employment with the Company

(2)	These awards were granted pursuant to the 2017 Plan.
(3)	Market values reflect the closing price of our common stock quoted on the NYSE on December 31, 2024, which was $15.29 per share.

OPTION EXERCISES AND STOCK VESTED TABLE - FISCAL YEAR 2024

The following table shows for Fiscal Year 2024 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Kevin Holleran	511,429	6,723,377	41,772	598,593
Eifion Jones	75,000	1,102,875	12,193	174,726
John Collins	-	-	9,421	132,269
Susan Canning	-	-	14,530	208,050
Eric Sejourne	-	-	-	-

(1)	Value realized on exercise is computed by multiplying the number of shares of stock options exercised by the price difference between the exercise price and the closing market price of the Company’s common stock on the applicable exercise date.

(2)	Represents the gross number of shares acquired on vesting of RSUs, as applicable, without taking into account any shares withheld to satisfy applicable tax obligations.

(3)	Value realized on vesting is computed by multiplying the number of shares of RSUs, as applicable, vested by the closing market price of the Company’s common stock on the applicable vesting date (or the last business day immediately prior thereto if the vesting date is not a trading day on the NYSE).

EMPLOYEE DEFERRED COMPENSATION

The following table sets forth information relating to Hayward Industries, Inc. Supplementary Retirement Plan (the “Plan”) for NEOs in Fiscal Year 2024. The Company maintains the Hayward Industries, Inc. Supplementary Retirement Plan, a nonqualified deferred compensation plan that allows our NEOs to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Eligible executives may defer up to 25% of their base compensation (excluding annual bonuses) and up to 100% of their annual bonuses into the Plan. Both base compensation and annual bonus deferral elections are made prior to the beginning of the year to which they relate. The Company will match 100% of each dollar up to 9% of eligible compensation deferred to the Plan, and the deferrals and match are allocated to the fund(s) under the Plan as selected by the participant. In general, “eligible compensation” for purposes of the Plan includes base salary, any one-time bonuses, and bonuses paid under the annual incentive plan.

All matching contributions into the Plan are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. The Plan is unfunded and earnings are credited on account balances based on participant direction within the similar investment choices available in the 401(k) Plan. All returns in the Plan and the 401(k) Plan are at market rates.

The Plan requires that balances be paid as either a lump sum or installment payments for all contributions. Installment payments can be spread out over a minimum of 2 years and a maximum of 10 years, with distributions occurring annually on the commencement date. Participant contributions can be paid at termination or a specific date in the future. Employer contributions are paid upon termination only. Any previously elected distribution is permitted a one-time change. In the event of a participant’s death or change in control of the Company, distribution of all contributions will commence in the form of a lump-sum payment unless a previously elected distribution has already commenced. In the event that a distribution election is not made by a participant, the Plan’s default distribution option is lump sum at termination.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE (4) ($)
Kevin Holleran	325,073	188,493	515,314	-	3,702,347
Eifion Jones	144,054	92,354	68,470	-	798,034
John Collins	78,768	78,768	33,153	-	351,805
Susan Canning	82,829	67,769	41,985	-	456,533
Eric Sejourne	72,308	26,031	4,143	-	102,482

(1)	NEO contributions include employee elective deferrals of base salary or annual bonus. Accordingly, all amounts in this column are included in the Summary Compensation Table in one or more of the following columns for Fiscal Year 2024: “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation,” as shown below:

Name	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)
Kevin Holleran	93,800	-	231,273
Eifion Jones	50,054	3,952	90,048
John Collins	45,000	-	33,768
Susan Canning	50,283	-	32,546
Eric Sejourne	39,058	33,250	-

(2)	These amounts for Fiscal Year 2024 appear in the “All Other Compensation” column of the Summary Compensation Table. Amounts in this column include all contributions with respect to compensation earned by the NEO in Fiscal Year 2024, even if the amount was credited to the officer’s plan in 2025.

(3)	Represents interest accrued, gain on Company stock, reinvested dividends and adjustments included in each NEO’s deferred compensation account in Fiscal Year 2024. Aggregate earnings under the Plan are not above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(4)	The aggregate balance as of December 31, 2024 represents the balance in each NEO’s participant account as of such date and contributions with respect to compensation earned by the NEO in Fiscal Year 2024 and credited to the officer’s plan in 2025. Amounts in this column are included in the Summary Compensation Table in one or more of the following columns for Fiscal Years 2022 and 2023: “Salary” or “Bonus,” as shown below:

Name	Year	Salary ($)	Bonus ($)
Kevin Holleran	2023	92,313	30,000
	2022	131,415	-
Eifion Jones	2023	44,365	25,000
	2022	29,607	9,000
John Collins	2023	39,989	11,250
	2022	20,596	-
Susan Canning	2023	39,617	13,750
	2022	34,719	11,700

SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS-TERMINATION EVENTS

Overview

This section describes the benefits payable to our NEOs in two circumstances:

●	Termination of Employment

●	Change in Control

Executive Severance Arrangements

Employment Agreements. Each of the NEOs is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under their respective employment agreements. If we terminate any of the NEOs’ employment without cause or by him or her for good reason (as such terms are defined in the respective employment agreements), he or she will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus, (ii) a pro-rata portion of his or her annual bonus for the year in which his or her termination occurs, to the extent earned, (iii) an amount equal to the sum of his or her annual base salary and target bonus paid in 12 monthly equal installments (two times the sum of his annual base salary and target bonus paid in twenty-four monthly equal installments in the case of Mr. Holleran), (iv) either a payment equal to the cost of any personal benefits, welfare benefits and retirement plan contributions he or she would have been eligible to receive in the 12 months following the date of termination or the provision, for 12 months following the date of termination, of such benefits (the “Welfare Benefits”), (v) payment of a portion of his or her COBRA premiums for 12 months following his or her termination (or, if earlier, until the date on which the executive receives equivalent health care benefit coverage under a subsequent employer’s plans) at the rate we pay for active employees for the executive and his or her dependents, subject to his eligibility for, and timely election of, COBRA coverage and his continued payment of the portion of the cost required to be paid by him or her (the “COBRA Benefit”), and (vi) outplacement counseling services for six months following termination. If any of the NEOs’ employment is terminated as a result of his or her death, his or her estate or other legal representative will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus and (ii) a pro-rata portion of his or her annual bonus for the year in which his or her termination occurs, to the extent earned. If any of the NEOs’ employment is terminated as a result of his or her disability, he or she will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus, (ii) a pro-rata portion of his or her annual bonus for the year in which his or her termination occurs, to the extent earned, (iii) the Welfare Benefits, and (iv) the COBRA Benefit. Our obligation to provide the NEOs with severance payments and other benefits under his or her respective employment agreement, other than any earned and payable, but unpaid, annual bonus or severance benefits (except as a result of his or her death), is conditioned on his or her signing a release of claims in favor of us and upon compliance with the confidentiality, assignment of intellectual property, non-compete and non-solicit covenants set forth in his or her respective employment agreement.

None of our NEOs are entitled to receive a tax gross-up payable with respect to any excise tax due under the federal tax code as a result of the payments of severance benefits described above. The employment agreements of the NEOs include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.

Equity Awards. Each of the NEOs have received equity awards subject to varying provisions with respect to vesting in the event of termination, death, disability or a change of control. The terms “cause,” “good reason” and “change of control” referred to below are defined in the respective NEO’s equity award agreement or the relevant equity plan.

With respect to Mr. Jones’ unvested time-vesting options with respect to shares of our common stock issued pursuant to the 2017 Plan, in the event of a change of control, such options will vest in full as of the date of the change of control, subject to continued employment with us. If Mr. Jones’ employment is terminated as a result of his death or disability, in addition to the severance benefits described above, his then-unvested time-vesting options that would have vested within the following year will immediately vest.

With respect to each of the NEOs’ unvested time-vesting options and RSUs issued pursuant to the 2021 Plan, in the event of a change of control, if the surviving entity assumes the options and RSUs and his or her employment is terminated without cause or by him or her for good reason within an 18-month period following the change of control, any such unvested options and RSUs will vest in full as of immediately prior to the change of control. If any named executive officer’s employment is terminated for any reason, any unvested options and RSUs will be immediately forfeited, unless the Company and such NEO agree otherwise.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on December 31, 2024, based on the actual value per share of our common stock of $15.29 on December 31, 2024, where applicable. If a triggering event were to occur, the amounts actually received will vary based on factors such as the timing of such triggering event and the value per share of our common stock at such time. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2021 Plan and 2017 Plan.

Name	Benefit	Death (1) ($)	Disability (1) ($)	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Kevin Holleran	Cash	1,156,366	1,156,366	5,189,766	5,189,766
	Equity Acceleration (2)	-	-	-	7,582,603
	Value of Health Benefits	-	27,932	27,932	27,932
	Value of Retirement Contributions (3)	-	202,203	202,203	202,203
	Value of Outplacement Services (4)	-	-	6,000	6,000
	Total	1,156,366	1,386,501	5,425,901	13,008,504
Eifion Jones	Cash	450,240	450,240	1,430,240	1,430,240
	Equity Acceleration (2)	2,166,840	2,166,840	-	4,493,234
	Value of Health Benefits	-	27,932	27,932	27,932
	Value of Retirement Contributions (3)	-	108,900	108,900	108,900
	Value of Outplacement Services (4)	-	-	6,000	6,000
	Total	2,617,080	2,753,912	1,573,072	6,066,306
John Collins	Cash	375,200	375,200	1,225,200	1,225,200
	Equity Acceleration (2)	-	-	-	4,844,305
	Value of Health Benefits	-	26,585	26,585	26,585
	Value of Retirement Contributions (3)	-	97,200	97,200	97,200
	Value of Outplacement Services (4)	-	-	6,000	6,000
	Total	375,200	498,985	1,354,985	6,199,290
Susan Canning	Cash	295,872	295,872	1,031,872	1,031,872
	Equity Acceleration (2)	-	-	-	1,613,160
	Value of Health Benefits	-	19,815	19,815	19,815
	Value of Retirement Contributions (3)	-	86,940	86,940	86,940
	Value of Outplacement Services (4)	-	-	6,000	6,000
	Total	295,872	402,627	1,144,627	2,757,787
Eric Sejourne	Cash	302,304	302,304	1,054,304	1,054,304
	Equity Acceleration (2)	-	-	-	781,288
	Value of Health Benefits	-	18,984	18,984	18,984
	Value of Retirement Contributions (3)	-	88,380	88,380	88,380
	Value of Outplacement Services (4)	-	-	6,000	6,000
	Total	302,304	409,668	1,167,668	1,948,956

(1)	The NEOs are entitled to a pro-rata bonus based on the amount that would have actually paid to such NEO pursuant the annual incentive plan for the year ended December 31, 2024 in the event of the death or disability of such named executive officer.

(2)	Determined based on the closing price of our common stock quoted on the NYSE on December 31, 2024, which was $15.29 per share. Amounts shown in the event of death or disability are unvested time-vesting options with respect to shares of our common stock issued pursuant to the 2017 Plan.

(3)	Consists of payment of an amount equal to the cost of any perquisites, welfare benefits, and retirement plan contributions the NEO would otherwise have been eligible to receive in the 12 months following the NEO’s termination.

(4)	Represents the estimated amounts payable by us for outplacement services for the 6-month period following termination of the named executive officer’s employment without cause or for good reason.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive “Compensation Actually Paid” (“CAP”), as calculated under applicable SEC rules, for our principal executive officer (“PEO”) and our other named executive officers (“non-PEO NEOs”) and certain financial performance measures for the fiscal years ended December 31, 2022, 2023, and 2024.

In determining the CAP to our PEO and the CAP to our non-PEO NEOs, we are required to make various adjustments to the total compensation amounts that have been reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the SCT. Information regarding the methodology for calculating CAP to our PEO and the CAP to our non-PEO NEOs, including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A graphical representation of the relationship between CAP and the financial performance measures is also presented below. Note that for non-PEO NEOs, compensation is reported as an average.

The CD&A describes the compensation setting process for our NEOs, which is done independently from the disclosure requirements shown in this section. Accordingly, the compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income	Adjusted EBITDA(5)
					HAYW Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)
							($ in millions)
2024	6,023,949	6,248,873	2,572,102	2,734,439	58.29	97.83	118.7	277.4
2023	4,974,496	10,206,214	1,245,539	2,009,442	51.85	85.68	80.7	247.3
2022	4,744,758	(22,103,353)	1,264,361	(2,806,660)	35.84	60.89	179.3	367.6

(1)	Kevin Holleran served as President and Chief Executive Officer throughout Fiscal Years 2024, 2023 and 2022 and is identified as the PEO in the table.

(2)	Deductions from, and additions to, total compensation in the SCT by year to calculate Compensation Actually Paid include:

	2024		2023		2022
	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	6,023,949	2,572,102	4,974,496	1,245,539	4,744,758	1,264,361
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(3,700,008)	(1,606,775)	(3,700,024)	(668,463)	(3,500,006)	(577,866)
Year-end fair value of unvested awards granted in the current year	4,884,626	1,924,182	3,786,511	689,787	1,019,537	179,649
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(1,180,607)	(151,955)	2,911,429	504,927	(17,488,238)	(2,615,401)
Fair values at vest date for awards granted and vested in current year	-	-	-	-	-	-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	220,913	(3,115)	2,233,802	237,651	(6,879,404)	(864,161)
Forfeitures during current year equal to prior year-end fair value	-	-	-	-	-	(193,242)
Total Adjustments for Equity Awards	224,924	162,337	5,231,718	763,902	(26,848,111)	(4,071,021)
Compensation Actually Paid (as calculated)	6,248,873	2,734,439	10,206,214	2,009,442	(22,103,353)	(2,806,660)

(3)	Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:

2024: Eifion Jones, John Collins, Susan Canning, Eric Sejourne

2023: Eifion Jones, Richard Roetken, John Collins, Susan Canning, Fernando Blasco

2022: Eifion Jones, Richard Roetken, John Collins, Susan Canning, Lesley Billow

(4)	TSR is determined based on the value of an initial fixed investment of $100 made on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the covered year. TSR peer group consists of the Company’s compensation peer group, which consists of the following companies:

A. O. Smith Corporation	Latham Group, Inc.	Pentair plc	The Toro Company
Aaon, Inc.	Lennox International Inc.	Pool Corporation	Trex Company, Inc
Badger Meter, Inc.	Leslie’s, Inc.	SiteOne Landscape Supply, Inc.	Watts Water Technologies, Inc.
CSW Industrials, Inc.	Mueller Industries Inc.	SPX Technologies, Inc.	YETI Holdings, Inc.
Generac Holdings Inc	Mueller Water Products, Inc	The Azek Company Inc	Zurn Elkay Water Solutions Corporation

This TSR peer group is the same group that was utilized in fiscal year 2023 for compensation benchmarking in that year and to present peer group TSR in the pay versus performance table in the Company’s proxy statement for fiscal year 2023 filed on April 17, 2024 (the “2024 Proxy Statement”), with the exception of Evoqua Water Technologies Corp. which was removed from our peer group as a result of its acquisition by Xylem, Inc. The list of the companies that made up the 2023 peer group in the 2024 Proxy Statement contained three errors: incorrectly identifying Johnson Outdoors Inc. as a member of the peer group, while incorrectly omitting Pentair plc and SiteOne Landscape Supply, Inc. from the peer group. However, the peer group TSR figures presented in the pay versus performance table in the 2024 Proxy Statement were based on the correct peer group. As such, we have not restated any such figures in this pay versus performance table.

(5)	Adjusted EBITDA is a financial measure selected by the compensation committee for evaluating performance with respect to the compensation of our NEOs. Please see page 33 for a description of the calculation of Adjusted EBITDA.

Performance measures used to link performance to executive compensation

We have listed below the five performance measures that represent the most important metrics we used to link CAP to our NEOs in 2024:

●	Adjusted EBITDA

●	Revenue (Net Sales)

●	Gross profit margin

●	Return on gross invested capital; and

●	TSR

The first two financial performance measures are discussed in detail in “Executive Compensation–Compensation Discussion and Analysis–Bonus Compensation” in this proxy statement, including the use of these measures in annual and long-term performance-based compensation awards. The next two financial performance measures are discussed in detail in “Executive Compensation–Compensation Discussion and Analysis–Equity Compensation” in this proxy statement. The final measure–TSR–is described above within this section.

Graphical description of the relationship between Compensation Actually Paid and Financial Performance Measures

The illustrations below provide a graphical description of CAP (as calculated under applicable SEC rules) and the following financial performance measures:

●	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

●	the Company’s Net Income; and

●	the Company Selected Measure, which for Hayward is Adjusted EBITDA.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median-compensated employee and the annualized Annual Total Compensation of the individual who served as our CEO in Fiscal Year 2024. For our Fiscal Year 2024:

●	the Annual Total Compensation of our median-compensated employee was $76,621 and

●	the Annual Total Compensation of Mr. Holleran, who served as our CEO throughout Fiscal Year 2024, was $6,023,949.

Accordingly, the ratio of the Annual Total Compensation of the CEO in Fiscal Year 2024 to the median-compensated employee’s Annual Total Compensation for Fiscal Year 2024 was 79 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In identifying the median-compensated employee for Fiscal Year 2024, we used base salary as our consistently applied compensation measure to determine our median employee from our employee population, excluding our CEO, as of December 31, 2024. For hourly employees, the annual base salary was calculated using a reasonable estimate of hours worked and their hourly wage rate. We annualized base salaries for permanent full-time and part-time employees who were employed as of December 31, 2024, but were not employed for the full fiscal year. For our non-U.S. employees, we used the currency exchange rates applicable on December 31, 2024, to convert their base salary into U.S. dollars.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. PwC has served as our independent registered public accounting firm since 1999.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our company and our stockholders, including the satisfactory agreement of audit fees. If our stockholders do not ratify the appointment of PwC, our Board may reconsider the appointment. Representatives of PwC are expected to be present (virtually) at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee engaged PwC to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2024. The audit committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to SEC rules, the fees billed by PwC for each of the past two years are disclosed in the table below:

(in thousands)	FY 2024	FY 2023
Audit Fees	$ 2,625	$ 3,219
Audit-Related Fees	45	51
Tax Fees	46	51
All Other Fees	264	7
Total Fees	$ 2,980	$ 3,328

Audit Fees

Consists of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as registration statements.

Audit-related Fees

Consists of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” This category primarily includes fees related to the 401(k) plan audit.

Tax Fees

Consists of fees for professional services for tax advisory, compliance services, and consultations for customs recovery.

All Other Fees

Consists of fees for permitted products and services other than those that meet the criteria above.

AUDITOR INDEPENDENCE

In Fiscal Year 2024, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by PwC in Fiscal Years 2024 and 2023 were pre-approved by our audit committee prior to any services being rendered.

VOTE REQUIRED

The ratification of the appointment of PwC requires the affirmative vote of a majority of the votes cast on the matter affirmatively or negatively. Abstentions will have no effect on this proposal. Broker non-votes are not considered votes for or against this proposal and thus will have no effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the audit committee is to assist our Board of Directors in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, (iv) the performance of the independent auditors and our internal audit function and (v) other matters as set forth in the audit committee’s charter. The audit committee is further responsible for the appointment and oversight of our independent auditor and is involved in the selection of the independent auditor’s lead audit partner.

The audit committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024 with management and PwC and, with and without management present, reviewed and discussed the results of PwC’s examination of the financial statements. The audit committee also discussed with management, PwC and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The audit committee reviewed with both PwC and our internal auditor their audit plans, audit scope and identification of audit risks.

The audit committee has discussed with PwC the matters required to be discussed by the PCAOB and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed PwC’s independence with PwC.

Based on the foregoing, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.

Respectfully submitted by the members of the audit committee of the Board:

Lori Walker (Chairperson)

Diane Dayhoff

Arthur Soucy

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 24, 2025, by the following individuals or groups:

●	each of our directors and nominees;

●	each of our NEOs;

●	all of our directors and current executive officers as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage ownership information shown in the table is based upon 216,189,708 shares of common stock outstanding as of March 24, 2025, which does not include the 28,666,369 shares held by the Company in treasury.

Name of Beneficial Owner	Amount and Nature (1)	Percentage of Class
Directors:
Christopher Bertrand (2)	202,194	*
Kevin Brown (2)	3,200,529	1.48%
Diane Dayhoff	37,337	*
Stephen Felice	447,803	*
Ronald Keating (3)	30,000	*
Lawrence Silber	203,337	*
Arthur Soucy	153,412	*
Lori Walker	39,337	*
Edward Ward	29,985	*
Named Executive Officers:
Kevin Holleran (4)	4,721,309	2.18%
Eifion Jones	1,557,787	*
John Collins	93,039	*
Susan Canning (5)	165,771	*
Eric Sejourne	19,957	*
Directors and Executive Officers as a Group (17 total)	10,935,251	5.06%
5% or Greater Stockholders:
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	19,305,043 (6)	8.93%
BlackRock 50 Hudson Yards New York, NY 10001	16,306,232 (7)	7.54%
Michael S. Dell et. al. c/o Dell, Inc., One Dell Way, Round Rock, Texas 78682	13,545,707 (8)	6.27%
FMR LLC et. al. 245 Summer Street Boston, Massachusetts 02210	13,437,397 (9)	6.22%

*	Represents beneficial ownership of less than 1%.

(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 24, 2025 through the exercise of stock options: Mr. Felice: 126,750 option shares, Mr. Silber: 156,000 option shares, Mr. Soucy: 121,750 option shares, Mr. Holleran: 4,362,570 option shares, Mr. Jones: 1,358,057 option shares, Mr. Collins: 72,722 option shares, Ms. Canning: 141,725 option shares, and all directors and current executive officers as a group: 6,339,574 option shares. These numbers also include the following shares that the individuals may acquire within 60 days after March 24, 2025 through the vesting of RSUs: Ms. Dayhoff: 9,060 RSUs, Mr. Felice: 14,286 RSUs; Mr. Silber: 9,060 RSUs, Mr. Soucy: 9,060 RSUs, Ms. Walker: 9,060 RSUs, Mr. Ward: 9,060 RSUs, Mr. Sejourne: 19,957 RSUs, and all directors and current executive officers as a group: 79,543 RSUs.

(2)	Does not include shares of our common stock held by an affiliate of MSD Partners. Mr. Bertrand is a Partner at BDT & MSD and Mr. Brown is a Partner and member of the Investment Committee of BDT & MSD.

(3)	Mr. Keating will receive compensation as a director of the Company consistent with that paid to other non-employee directors of the Company, which consists of (i) an annual cash retainer of $85,000 and (ii) an annual grant of RSUs with a grant date fair value of $130,000, in each case prorated for Mr. Keating’s period of service.

(4)	Kevin Holleran also serves as a director. Shares reported as beneficially owned include 2,100 shares owned by Mr. Holleran indirectly.

(5)	Shares reported as beneficially owned include 535.43 shares owned by Ms. Canning indirectly.

(6)	This information is based on a Schedule 13G/A dated January 30, 2025 filed with the SEC by The Vanguard Group reporting beneficial ownership as of December 31, 2024. The Schedule 13G reported that The Vanguard Group has sole voting power over 0 shares of the Company’s common stock, shared voting power over 52,519 shares of the Company’s common stock, sole dispositive power over 19,068,168 shares of the Company’s common stock, and shared dispositive power over 236,875 shares of the Company’s common stock.

(7)	This information is based on a Schedule 13G dated January 26, 2024 filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2023. The Schedule 13G reported that BlackRock, Inc. has sole voting power over 15,996,662 shares of the Company’s common stock, shared voting power over 0 shares of the Company’s common stock, sole dispositive power over 16,306,232 shares of the Company’s common stock, and shared dispositive power over 0 shares of the Company’s common stock.

(8)	This information is based on an amended Schedule 13G/A dated February 13, 2025 jointly filed with the SEC by on behalf of each of MSD Capital, L.P. (“MSD Capital”), Michael S. Dell and MSD Portfolio L.P. - Investments (“MSD Investments”) with respect to ownership of the common stock of the Company held by MSD Private Capital Investments, L.P. (“MSD Private Capital Investments”), MSD Portfolio L.P. - SLD Personal Income (“SLD Personal Income”), MSD Portfolio L.P. - MSD Personal Income (“MSD Personal Income”), and the Michael & Susan Dell Foundation (the “Foundation”). MSD Capital is the general partner of each of MSD Private Capital Investments, MSD Investments, SLD Personal Income and MSD Personal Income and may be deemed to beneficially own securities owned by them. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of MSD Capital and may be deemed to beneficially own securities owned by MSD Capital. Michael S. Dell is the controlling member of MSD Capital Management and may be deemed to beneficially own securities owned by MSD Capital Management. The amended Schedule 13G stated that each of MSD Capital, Mr. Dell, MSD Investments and MSD Capital Management each had shared voting and dispositive power over 4,561,215, 13,545,707, 0, and 4,561,215 shares of the Company’s common stock, respectively and sole voting and dispositive power over 0 shares of the Company’s common stock.

(9)	This information is based on an amended Schedule 13G/A dated February 11, 2025, filed with the SEC by FMR LLC and Abigail P. Johnson reporting beneficial ownership as of December 31, 2024. The amended Schedule 13G reported that FMR LLC has sole power to vote or direct the vote over 13,433,562 shares of the Company’s common stock and sole power to dispose or to direct the disposition of 13,437,397 shares of the Company’s common stock and that Ms. Johnson has sole power to vote or direct the vote over 0 shares of the Company’s common stock and sole power to dispose or to direct the disposition of 13,437,397 shares of the Company’s common stock.

SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of these forms filed with the SEC, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended December 31, 2024 and that such filings were timely.

RELATED-PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of Fiscal Year 2024, to which we have been or will be a participant in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

For a description of our policies and procedures for the review and approval of related-party transactions, see “Corporate Governance—Related-Party Transaction Policy.”

ARRANGEMENTS WITH OUR DIRECTORS AND OFFICERS

In addition, we have certain agreements with our directors and officers which are described in the sections entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements” and “Director Compensation.”

We have entered into indemnification agreements with our officers and directors. These agreements and our bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

PURCHASES OF PRODUCTS IN THE ORDINARY COURSE OF BUSINESS

Certain of our related parties may, either directly or through their respective affiliates, enter into commercial transactions with us from time to time in the ordinary course of business, primarily for the purchase of merchandise. We believe that none of the transactions with such parties is significant enough to be considered material to such parties or to us.

ADDITIONAL INFORMATION

2024 ANNUAL REPORT AND SEC FILINGS

Our financial statements for our fiscal year ended December 31, 2024 are included in our 2024 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 other than the exhibits thereto. This proxy statement and our 2024 Annual Report are posted on our website at investor.hayward.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2024 Annual Report without charge by sending a written request to Hayward Holdings, Inc., Attention: Corporate Secretary, 1415 Vantage Park Drive, Suite 400, Charlotte, North Carolina 28203.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the SEC. Such forward-looking statements relating to us are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. These forward-looking statements include, but are not limited to, statements about our strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements contained in or incorporated by reference in the Company’s Annual Report on Form 10-K that are not historical facts. When used in this document, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek,” “commit” and similar expressions as they relate to us are intended to identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we therefore make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and actual results may differ materially from the expectations we describe in our forward-looking statements.

Examples of forward-looking statements include, among others, statements we make regarding: our financial position; business plans and objectives; general economic and industry trends; business prospects; future product development and acquisition strategies; future channel stocking levels; growth and expansion opportunities; operating results; and working capital and liquidity. The forward-looking statements in this Annual Report on Form 10-K are only predictions. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of forward-looking statements taken from third-party industry and market reports.

Important factors that could affect our future results and could cause those results or other outcomes to differ materially from those indicated in our forward-looking statements include the following.

●	our relationships with and the performance of distributors, builders, buying groups, retailers and servicers who sell our products to pool owners;

●	impacts on our business from the sensitivity of our business to seasonality and unfavorable economic and business conditions;

●	competition from national and global companies, as well as lower-cost manufacturers;

●	our ability to develop, manufacture and effectively and profitably market and sell our new planned and future products;

●	our ability to execute on growth strategies and expansion opportunities;

●	our exposure to credit risk on our accounts receivable;

●	impacts on our business from political, regulatory, economic, trade and other risks associated with operating foreign businesses, including risks associated with geopolitical conflict;

●	our ability to maintain favorable relationships with suppliers and manage disruptions to our global supply chain and the availability of raw materials;

●	our ability to identify emerging technological and other trends in our target end markets;

●	failure of markets to accept new product introductions and enhancements;

●	the ability to successfully identify, finance, complete and integrate acquisitions;

●	our reliance on information technology systems and susceptibility to threats to those systems, including cybersecurity threats, and risks arising from our collection and use of personal information data;

●	misuse of our technology-enabled products could lead to reduced sales, liability claims or harm to our reputation;

●	the impact of product manufacturing disruptions, including as a result of catastrophic and other events beyond our control;

●	tariffs and other trade restrictions could adversely affect our business;

●	regulatory changes and developments affecting our current and future products;

●	volatility in currency exchange rates and interest rates;

●	our ability to service our existing indebtedness and obtain additional capital to finance operations and our growth opportunities;

●	our ability to establish, maintain and effectively enforce intellectual property protection for our products, as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

●	the impact of material cost and other inflation;

●	our ability to attract and retain senior management and other qualified personnel;

●	the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits, impact trade agreements, or address the impacts of climate change;

●	the outcome of litigation and governmental proceedings;

●	uncertainties related to distribution channel inventory practices and the impact on our net sales volumes;

●	our ability to realize cost savings from restructuring activities; and

●	other factors set forth in “Item 1A. Risk Factors” of our 2024 Annual Report.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this proxy statement are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations. Additionally, certain information included herein or elsewhere (such as our website) is informed by third-party frameworks or other stakeholder expectations and therefore may not be material for purposes of our U.S. federal securities filings. Moreover, some disclosures are based on policies and procedures that we believe apply appropriate levels of support to address certain issues; however, we cannot guarantee, and language such as “prevent” or “enable” should not be understood to mean that such efforts will be successful in all situations. We similarly cannot guarantee that our disclosures informed by frameworks or other standards will be 100% aligned with such standards or any particular interpretations thereof, even if we use language such as “alignment,” “accordance,” “compliance” or similar terminology. Our approach to matters necessarily evolves over time, and we cannot guarantee that our approach will align with the expectations or preferences of any particular stakeholder. For example, approaches to categorizing products as energy-efficient, environmentally sustainable, or similar involves inherent subjectivity and discretion, and while we believe our approach is reasonable, different approaches may result in different results.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as described in this proxy statement or execute and return, at your earliest convenience, your proxy card.

WE BUILD BETTER.®

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HAYWARD | 100

LITANRPPX25

HAYWARD HOLDINGS, INC.
1415 VANTAGE PARK DRIVE
SUITE 400
CHARLOTTE, NC 28203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HAYW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70315-P25459 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HAYWARD HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Ronald Keating	☐	☐
1b. Lawrence Silber	☐	☐
1c. Edward Ward	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, of the compensation for the named executive officers.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10K Form are available at www.proxyvote.com.

V70316-P25459

HAYWARD HOLDINGS, INC.
Annual Meeting of Stockholders
May 22, 2025 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kevin Holleran and Susan Canning, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other business as may properly be presented, all of the shares of common stock of HAYWARD HOLDINGS, INC. that are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on May 22, 2025 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side